UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ◻

Check the appropriate box:
◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

Verastem, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
⌧	No fee required.
◻	Fee paid previously with preliminary materials.
◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(l) and 0-11

Verastem, Inc.

117 Kendrick Street, Suite 500

Needham, MA 02494

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Verastem, Inc. (the “Company” or “Verastem”) will be held on Thursday, May 21, 2026, at 9:00 a.m. Eastern Time, at the Company’s offices, 117 Kendrick Street, Suite 500, Needham, Massachusetts 02494.

Proxy materials, which include a Proxy Statement and proxy card, accompany this letter. The enclosed proxy statement is first being made available to stockholders of Verastem, Inc. on or about April 9, 2026. At the Annual Meeting, you will be asked to consider and vote:

1)	To elect Michael Bailey, Brian Stuglik, and Karin Tollefson as Class II directors, each for a three-year term;
2)	To approve the Company’s Amended and Restated 2021 Equity Incentive Plan;
3)	To approve the Company’s Amended and Restated 2018 Employee Stock Purchase Plan;
4)	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2026;
5)	To conduct an advisory vote on the compensation of our named executive officers;
6)	To consider and act upon any other business properly coming before the Annual Meeting or at any adjournment or postponement thereof.

Each outstanding share of the Company’s common stock (Nasdaq: VSTM) entitles the holder of record at the close of business on March 24, 2026, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD INCLUDED IN THESE MATERIALS. IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING, YOU MAY STILL VOTE YOUR SHARES IN PERSON AT THE MEETING, EVEN IF YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF THE METHODS DESCRIBED IN OUR PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.

By Order of the Board of Directors

/s/ Daniel W. Paterson
Daniel W. Paterson
President and Chief Executive Officer
April 9, 2026

Verastem, Inc.

117 Kendrick Street, Suite 500

Needham, MA 02494

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, May 21, 2026 at 9:00 am Eastern Time

GENERAL INFORMATION

What is the Notice of Internet Availability of Proxy Materials that I received instead of complete proxy materials?

The Securities and Exchange Commission (the “SEC”) rules allow companies to furnish proxy materials, including this proxy statement and our 2025 Annual Report on Form 10-K, by providing access to these documents on the internet instead of mailing printed copies of our proxy materials to stockholders. On or about April 9, 2026, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), which provides instructions for accessing proxy materials on a website, for requesting, free of charge, electronic or printed copies of the proxy materials and how to submit a proxy electronically using the internet.

If you want a paper copy of the proxy materials for the Annual Meeting and for all future meetings, please follow the instructions in the Notice for requesting such materials. The electronic delivery option lowers costs and reduces the environmental impact of printing and distributing the materials.

How can I access the proxy materials over the internet?

You may view and download our proxy materials, including our 2025 Annual Report on Form 10-K, at https://materials.proxyvote.com/92337C. Please see the instructions below regarding how to submit your vote.

When are this proxy statement and the accompanying material scheduled to be sent to stockholders?

Our Notice of Internet Availability of Proxy Materials or this proxy statement and proxy card are being distributed on or about April 9, 2026. You are receiving these proxy materials in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors” or the “Board”) of proxies to be voted at the Annual Meeting.

Who is soliciting my vote?

The Board of Directors is soliciting your vote for the Annual Meeting.

When is the record date for the Annual Meeting?

The Board of Directors has fixed the record date for the Annual Meeting as of the close of business on March 24, 2026 (the “Record Date”).

How many votes can be cast by all stockholders?

A total of 87,842,899 shares of common stock of the Company were outstanding on March 24, 2026, and are entitled to be voted at the Annual Meeting. Each share of common stock is entitled to one vote on each matter.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

●	By Internet. Access the website at www.proxyvote.com and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted, or your internet vote cannot be completed and you will receive an error message.

●	By Telephone. Call 1-800-690-6903 toll-free and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted, or your telephone vote cannot be completed.
●	By Mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted FOR the election as directors of each of the nominees named herein to the Board of Directors, FOR approval of the Company’s Amended and Restated 2021 Equity Incentive Plan, FOR approval of the Company’s Amended and Restated 2018 Employee Stock Purchase Plan, FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, and FOR approval of the advisory vote on the compensation of our named executive officers, and will be voted according to the discretion of the proxy holders named in the proxy card upon any other business that may properly be brought before the Annual Meeting and at all adjournments and postponements thereof.
●	In person at the Annual Meeting. If you attend the Annual Meeting, be sure to bring a form of personal photo identification with you, and you may deliver your completed proxy card in person, or you may vote by completing a ballot, which will be available at the Annual Meeting.

If your shares of common stock are held in street name (held for your account by a broker or other nominee):

●	By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by internet or telephone.
●	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.
●	In Person at the Annual Meeting. If you attend the Annual Meeting, in addition to photo identification, you should both bring an account statement or a letter from the record holder indicating that you owned the shares as of the Record Date, and contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the Annual Meeting.

What are the Board’s recommendations on how to vote my shares?

The Board of Directors recommends a vote:

Proposal No. 1: FOR election of each of the three Class II directors.

Proposal No. 2: FOR approval of the Company’s Amended and Restated 2021 Equity Incentive Plan.

Proposal No. 3: FOR approval of the Company’s Amended and Restated 2018 Employee Stock Purchase Plan.

Proposal No. 4: FOR ratification of selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Proposal No. 5: FOR approval of the advisory vote on the compensation of our named executive officers.

Who can attend the Annual Meeting?

All stockholders as of the Record Date, or their duly appointed proxy holders, may attend the Annual Meeting. If you hold your shares in street name, then you must request a legal proxy from your broker or nominee to vote at the Annual Meeting.

Will I be able to ask questions at the Annual Meeting?

Our management team will attend the Annual Meeting and be available for questions, and we are committed to answering all questions relevant to the purpose of the Annual Meeting we receive during the Annual Meeting. We will address as many questions during the Annual Meeting as time permits. Only questions that are relevant to the purpose of the Annual Meeting or our business will be answered.

Who pays the cost for soliciting proxies?

Verastem will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. Verastem may solicit proxies by mail, personal interview, telephone, or via the internet through its officers, directors and other management employees, who will receive no additional compensation for their services.

Can I change my vote?

You may revoke your proxy at any time before it is voted by notifying the Secretary of the Company in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the internet or by telephone prior to the close of the internet voting facility or the telephone voting facility, or by attending the Annual Meeting and voting in person. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

How is a quorum reached?

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (i.e., shares represented at the Annual Meeting held by brokers, bankers or other nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and, with respect to one or more but not all issues, such brokers or nominees do not have discretionary voting power to vote such shares), if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

What vote is required to approve each item?

Proposal No. 1 — Election of Directors: Directors are elected by a plurality of votes cast. Because there is no minimum vote required, votes withheld and broker non-votes will have no direct effect on the outcome of this proposal.

Proposal No. 2 — Approval of the Amended and Restated 2021 Equity Incentive Plan: A majority of votes cast is necessary for the approval of the Amended and Restated 2021 Equity Incentive Plan. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

Proposal No. 3 — Approval of the Amended and Restated 2018 Employee Stock Purchase Plan: A majority of votes cast is necessary for the approval of the Amended and Restated 2018 Employee Stock Purchase Plan. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

Proposal No. 4 — Ratification of Ernst & Young LLP: A majority of votes cast is necessary for ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Banks, brokers and other nominees are expected generally to have discretionary authority to vote on this proposal; thus, we do not expect any broker non-votes on this proposal.

Proposal No. 5 — Advisory Vote on the Compensation of our Named Executive Officers: Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. We value the opinions expressed by our stockholders in this annual advisory vote, and the Compensation Committee of the Board of Directors, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes, if any, will have no direct effect on the results of those deliberations.

If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the Annual Meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting, unless you withdraw or revoke your proxy.

Each of the election of directors (Proposal No. 1), approval of the Amended and Restated 2021 Equity Incentive Plan (Proposal No. 2), approval of the Amended and Restated 2018 Employee Stock Purchase Plan (Proposal No. 3), and the advisory vote on the compensation of our named executive officers (Proposal No. 5) is not considered to be “routine” matters, and brokers are not permitted to vote on these matters if the broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. Although the determination of whether a nominee will have discretionary voting power for a particular proposal is typically determined only after proxy materials are filed with the SEC, we expect that the ratification of our independent registered public accounting firm (Proposal No. 4) will considered to be a “routine” matter, and hence your broker will be able to vote on Proposal No. 4 even if it does not receive instructions from you, so long as it holds your shares in its name. Accordingly, if your shares are held by a broker on your behalf and you do not instruct the broker as to how to vote your shares, your broker will be entitled to exercise discretion to vote your shares only on the ratification of our independent registered public accounting firm, but your broker may not exercise discretion to vote on the other proposals.

Could other matters be decided at the Annual Meeting?

Verastem does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned Annual Meeting. You will still be able to change your proxy until it is voted.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Who should I call if I have any additional questions?

If you hold your shares directly, please call the Secretary of the Company at (781) 292-4200 or e-mail at investors@verastem.com. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON THURSDAY MAY 21, 2026

This Proxy Statement and our 2025 Annual Report on Form 10-K are available, free of charge, at https://materials.proxyvote.com/92337C

FORWARD-LOOKING STATEMENTS

These proxy materials contain forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These statements are based on our current expectations and involve risks and uncertainties. Forward-looking statements include, without limitation, statements regarding our ability and effectiveness of our strategies to attract, motivate and retain executives and our expectations that our stockholders will support certain recommendations of our Board of Directors. No forward-looking statement can be guaranteed and actual results may differ materially from those stated or implied by forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, except as required under applicable law. Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, particularly those mentioned under the “Risk Factors” heading of our 2025 Annual Report on Form 10-K, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

PROPOSAL NO. 1—ELECTION OF DIRECTORS

In accordance with the Company’s Certification of Incorporation and bylaws, the Board of Directors is divided into three classes of approximately equal size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Robert Gagnon, Brian Stuglik and Karin Tollefson are the Class II directors whose terms expire at the Annual Meeting. Mr. Gagnon is not up for re-election to the Board of Directors at the Annual Meeting and his term as a director will expire at the Annual Meeting. Mr. Stuglik and Ms. Tollefson have been nominated for and have agreed to stand for re-election to the Board of Directors, and Mr. Bailey has been nominated for election to the Board of Directors, each to serve as Class II director of the Company until the 2029 annual meeting of stockholders and until their successor is duly elected.

It is intended that, unless you give contrary instructions, shares represented by proxies will be voted for the election of the nominees listed above as director nominee. Verastem has no reason to believe that the nominees will be unable to serve. In the event that the nominee is unexpectedly not available to serve, subject to compliance with applicable state and federal laws, including the filing of an amended proxy statement and proxy card, as applicable, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting. Information relating to the nominees for election as director and for each continuing director, including his or her period of service as a director of Verastem, principal occupation and other biographical material is shown below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR EACH

OF THE NOMINEES FOR CLASS II DIRECTOR

(PROPOSAL NO. 1 ON YOUR PROXY CARD)

Director Biographies

The following information regarding our directors is as of March 24, 2026, except as otherwise indicated. The biographical description of each director includes the specific experience, qualifications, attributes and skills that the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director.

Class II Director Nominees

Michael P. Bailey, age 60, is being nominated as a Class II director. Mr. Bailey currently serves as president and chief executive officer of AVEO Pharmaceuticals, Inc. (“AVEO”), an LG Chem Ltd. company, and has served as a member of the board of directors since January 2015. Prior to appointment as president and chief executive officer, Mr. Bailey served as chief business officer of AVEO from June 2013 to January 2015 and as chief commercial officer from September 2010 to June 2013. Prior to joining AVEO, Mr. Bailey served as senior vice president, business development and chief commercial officer at Synta Pharmaceuticals Corp., a biopharmaceutical company focused on research, development and commercialization of oncology medicines, from August 2008 to September 2010. From 1999 to 2008, Mr. Bailey worked at ImClone Systems Incorporated ("ImClone"), a biopharmaceutical company focused on the development and commercialization of treatments for cancer patients. During his nine-year tenure at ImClone, he was responsible for commercial aspects of the planning and launch of ERBITUX® (cetuximab) across multiple oncology indications, as well as new product planning for the ImClone development portfolio, which included CYRAMZA® (ramucirumab) and PORTRAZZA® (necitumumab). In addition, Mr. Bailey was a member of the strategic leadership committees for ImClone and its North American and worldwide partnerships and led its commercial organization, most recently as senior vice president of commercial operations. Prior to his role at ImClone, Mr. Bailey managed the cardiovascular new products development portfolio at Genentech, Inc., a biotechnology company, from 1997 to 1999. Mr. Bailey started his career in the pharmaceutical industry as part of Smith-Kline Beecham’s executive marketing development program, where he held a variety of commercial roles from 1992 to 1997, including sales, strategic planning and product management. Mr. Bailey received a B.S. in psychology from St. Lawrence University and an M.B.A. in international marketing from Mendoza College of Business at University of Notre Dame and continued his executive education in Finance at Harvard Business School and Board of Director Leadership at Wharton School of Business. The Board of Directors believes Mr. Bailey’s qualifications to sit on the Board of Directors include his service as AVEO’s president and chief executive officer, his extensive leadership roles at global pharmaceutical and biotechnology companies and his significant experience in oncology commercialization, clinical development, corporate finance, business development and corporate strategy.

Brian Stuglik R.Ph., age 66, is a Class II director who served as our Chief Executive Officer from July 2019 through July 2023 and has served as a member of our Board of Directors since September 2017. Mr. Stuglik founded Proventus Health Solutions, LLC, a consulting company for pharmaceutical and biotechnology companies, in January 2016 and has over three decades of experience in U.S. and international pharmaceutical development, product strategy, and commercialization. Prior to founding Proventus Health Solutions, Mr. Stuglik served as the Vice President and Chief Marketing Officer for the oncology division of Eli Lilly and Company, from 2009 to December 2015. Mr. Stuglik currently serves on the board of directors of publicly traded Oncopeptides AB (STO: ONCO) and Puma Biotechnology, Inc. (Nasdaq: PBYI). Mr. Stuglik received a Bachelor of Science in Pharmacy from Purdue University The Board of Directors believes that Mr. Stuglik’s qualifications to sit on the Board include his extensive experience in pharmaceutical development, product strategy and commercialization.

Karin Tollefson, PharmD, age 59, is a Class II director who has served as a member of our Board of Directors since May 2023. Dr. Tollefson is currently Senior Vice President, Chief Oncology Medical Officer at Pfizer Inc., a publicly traded pharmaceutical company. Previously, she had been the Senior Vice President of Global Medical Affairs of Seagen Inc., a publicly traded biopharmaceutical company, since November 2021 and has been the Global Head of Medical Affairs since August 2019. Prior to this, Dr. Tollefson was the Vice President of Medical Affairs at Nektar Therapeutics, a publicly traded biopharmaceutical company, from May 2018 to August 2019. From 1992 until December 2017, Dr. Tollefson served in progressive leadership positions at Eli Lilly and Company, including Senior Director, Global Medical Affairs, Oncology Business Unit from June 2012 until December 2017 and Senior Director of Portfolio Project Management & Operations, Oncology Business Unit from January 2008 until June 2012, and multiple roles of progressive leadership from 1992 until her retirement in December 2017. Dr. Tollefson served on the board of directors of American Lung Association from 2013 to 2019 and served as a member of the Indiana Board of Trustees of The Leukemia and Lymphoma Society from 2013 to 2018. Dr. Tollefson completed her pre-pharmacy education at Kansas State University and received her doctorate in pharmacy from the University of Kansas in 1992. The Board of Directors believes that Dr. Tollefson’s qualifications to sit on the Board include her extensive experience in pharmaceutical development, product strategy and commercialization.

DIRECTORS NOT STANDING FOR ELECTION AT THE ANNUAL MEETING AND CONTINUING IN OFFICE

Paul Bunn, M.D., age 81, is a Class III director who has served as a member of our Board of Directors since June 2021. Dr. Bunn has served as Professor of Medicine at the University of Colorado School of Medicine since 1984 in progressive positions. Dr. Bunn has served as distinguished Professor of Medicine since 2013 and the James Dudley Chair in Cancer Research, Division of Medical Oncology since 2006 at the University of Colorado School of Medicine. Dr. Bunn has served as the Director of the University of Colorado Cancer Center from 1987 to 2009, and the Head of the Division of Medical Oncology from 1984 to 1994. Dr. Bunn was the President of American Society of Clinical Oncology (ASCO) and a member of its board of directors. Dr. Bunn has served as Chief Executive Officer, President, and member of the board of directors of the International Association for the Study of Lung Cancer (IASLC). Dr. Bunn was also the President of the American Association of Cancer Institutes (AACI) and has chaired the U.S. Food and Drug Administration’s Oncologic Drugs Advisory Committee. Dr. Bunn received a B.A. degree in biology from Amherst College and earned his M.D. degree from Weill Cornell Medical College. The Board of Directors believes that Dr. Bunn’s qualifications to sit on the Board include his illustrious career dedicated to improving outcomes for cancer patients, along with his extensive experience in clinical research.

Anil Kapur, age 57, is a Class III director who has served as a member of our Board of Directors since October 2022. Mr. Kapur served as Executive Vice President, Corporate Strategy and Chief Commercial Officer of Geron Corporation from December 2019 to August 2024. Prior to joining Geron, Mr. Kapur was Chief Commercial Officer at Actinium Pharmaceuticals, Inc., a clinical stage biopharmaceutical company, from February 2018 to November 2019. From October 2016 until February 2018, Mr. Kapur was Vice President, Head of Early Assets, Biomarkers and External Innovation for Worldwide Oncology Commercialization at Bristol-Myers Squibb Company, a global biopharmaceutical company. Mr. Kapur served as Vice President, Global Head of Commercial and Portfolio Strategy at Baxalta, Incorporated, a biopharmaceutical company, in a newly created Oncology Division, from November 2015 until after its acquisition by Shire plc in July 2016. Before joining Baxalta, Mr. Kapur held marketing and sales leadership roles of increasing responsibility during his 15-year tenure at the Janssen Pharmaceutical Companies of Johnson & Johnson (Janssen). As Vice President, Commercial Leader, Hematology Franchise in Janssen’s Global Commercial Strategy Organization, he led the development and execution of commercial strategy and launch plans for in-market development, late development, and early pipeline assets, including imetelstat. Among Mr. Kapur’s most recognized achievements while at Janssen were the successful global launches of two transformational blockbuster hematology-oncology drugs, Imbruvica and Darzalex. Mr. Kapur presently serves on the board of directors of the public company Nurix Therapeutics, Inc. Mr. Kapur holds a Bachelor of Engineering from Birla Institute of Technology in India; an M.S. in Industrial Engineering from Louisiana Tech University; and an M.B.A. from the Fuqua School of Business at Duke University. The Board of Directors believes that Mr. Kapur’s qualifications to sit on the Board include his deep expertise in oncology and strong track record of product launch and commercial operations success.

Michael Kauffman M.D., Ph.D. age 62, is a Class I director who has served as our President of Development since December 2025, a member of our Board of Directors since November 2012 and our Lead Director from June 2016 through December 2025.  Prior to his role as President of Development, he was the Chief Executive Officer, president and board member of Nereid Therapeutics Inc. Dr. Kauffman was the cofounding Chief Executive Officer and acting Chief Medical Officer of Karyopharm Therapeutics Inc., a publicly traded commercial stage biotechnology company, from January 2011 to April 2021 and senior clinical advisor from May 2021 to May 2022. Prior to this, Dr. Kauffman was the Chief Medical Officer of Onyx Pharmaceuticals, Inc., a publicly traded biotechnology company, from November 2009 until December 2010. Dr. Kauffman was the Chief Medical Officer of Proteolix, Inc., a privately held pharmaceutical company, from April 2009 until November 2009, when it was acquired by Onyx Pharmaceuticals, Inc., and he was Chairman of the Board of Proteolix prior to becoming the Chief Medical Officer. Dr. Kauffman was an Operating Partner at Bessemer Venture Partners from 2008 to 2009. From September 2002 until July 2008, Dr. Kauffman was the President and Chief Executive Officer of EPIX Pharmaceuticals, Inc., a publicly traded biotechnology company. Dr. Kauffman joined Predix Pharmaceuticals, Inc., the predecessor to EPIX, in September 2002, as President and Chief Executive Officer. From 1997 to 2002, he held a number of senior medical and program leadership positions at Millennium Pharmaceuticals, Inc., then a publicly traded biotechnology company, including Vice President, Medicine and VELCADE Program Leader as well as co-founder and Vice President of Medicine at Millennium Predictive Medicine, a wholly-owned subsidiary of Millennium. Dr. Kauffman also served as Medical Director at Biogen Corporation (now Biogen, Inc., a publicly traded biotechnology company). He also currently serves on the board of directors of Kezar Biosciences and several private biotechnology companies. Dr. Kauffman previously served on the Board of directors of Karyopharm Therapeutics, Inc., Zalicus, Inc., EPIX Pharmaceuticals, Inc., Predix Pharmaceuticals Inc. and Proteolix Inc., and Bioenvision Inc. Dr. Kauffman received an M.D. and Ph.D. in molecular biology and biochemistry from Johns Hopkins University and holds a B.A. in biochemistry from Amherst College. Dr. Kauffman trained in Internal Medicine at Beth Israel Deaconess and rheumatology at Massachusetts General Hospitals, and is board certified in internal medicine. The Board of Directors believes that Dr. Kauffman’s qualifications to sit on the Board include the combination of his significant business, clinical development and leadership experience at public life sciences companies and his medical and scientific background.

John Johnson, age 68, is a Class I director who has served as a member of our Board of Directors since April 2020 and as our Lead Director since December 2025. From December 2024 through November 2025, Mr. Johnson was the Executive Chairman of Applied Therapeutics. Mr. Johnson has served as a member of the board of directors of Reaction Biology, a privately held company, since March 2022, and served as that company’s Chief Executive Officer from March 2022 until December 2024 and resigned as Chief Executive Officer but remains on the board effective December 2024. Mr. Johnson was the Chief Executive Officer of Strongbridge Biopharma plc, a publicly traded biopharmaceutical company, from July 2020 until the company was acquired by Xeris Biopharma Holdings, Inc. in October 2021 and he currently sits on the board of directors of Xeris Biopharma Holdings, Inc. Mr. Johnson was a member of Strongbridge Biopharma Plc’s board of directors from March 2015 until October 2021. Mr. Johnson recently served as chairman of publicly traded company Autuolus Therapeutics plc from September 2022 through April 2024. Mr. Johnson served as a board member of Melinta Pharmaceuticals, Inc. through September 2019, having served as Chief Executive Officer from February 2019 through August 2019 and as interim Chief Executive Officer from October 2018 through February 2019. Melinta Pharmaceuticals, Inc. filed for Chapter 11 bankruptcy protection on December 27, 2019 and is now privately owned. From January 2012 until August 2014, Mr. Johnson served as the President and Chief Executive Officer of Dendreon Corporation and as its Chairman from January 2012 until June 2014. From January 2011 until January 2012, he served as the Chief Executive Officer and a member of the board of Savient Pharmaceuticals, Inc. From November 2008 until January 2011, Mr. Johnson served as Senior Vice President and President of Eli Lilly and Company’s Oncology unit. He was also Chief Executive Officer of ImClone Systems Incorporated, which develops targeted biologic cancer treatments, from August 2007 until November 2008, and served on ImClone’s board of directors until it was acquired by Eli Lilly in November 2008. From 2005 to 2007, Mr. Johnson served as Company Group Chairman of Johnson & Johnson’s Worldwide Biopharmaceuticals unit, President of its Ortho Biotech Products LP and Ortho Biotech Canada units from 2003 to 2005, and Worldwide Vice President of its CNS, Pharmaceuticals Group Strategic unit from 2001 to 2003. Prior to joining Johnson & Johnson, he also held several executive positions at Parkstone Medical Information Systems, Inc., OrthoMcNeil Pharmaceutical Corporation and Pfizer, Inc. Mr. Johnson currently serves on the board of directors of Axogen Inc., a publicly traded company. Mr. Johnson is the former Chairman of Tranzyme Pharma, Inc., former lead independent director of Sucampo Pharmaceuticals, Inc. and a former director of Histogenics Corporation, AVEO Pharmaceuticals, Inc. and Portola Pharmaceuticals, Inc. He previously served as a member of the board of directors for the Pharmaceutical Research and Manufacturers of America and the Health Section Governing Board of Biotechnology Industry Organization. Mr. Johnson holds a B.S. from the East Stroudsburg University of Pennsylvania. Mr. Johnson brings to our Board of Directors extensive leadership, business and governance experience having served as a chief executive officer and on the board of directors of numerous public biopharmaceutical companies. The Board of Directors believes Mr. Johnson’s strong leadership qualities and industry knowledge position him well to provide valuable insights to both management and his fellow board members on issues facing the Company.

Daniel Paterson, age 65, is a Class III director who has served as our Chief Executive Officer, and as a member of the Board of Directors since August 2023, our President since June 2019, in addition to serving as our Chief Operating Officer from December 2014 to July 2023, our Chief Business Officer from July 2013 to December 2014 and as our Vice President, Head of Corporate Development and Diagnostics from March 2012 until July 2013. Prior to joining us in March 2012, Mr. Paterson was a consultant in 2011. From 2009 through 2010, Mr. Paterson was the Chief Operating Officer of On-Q-ity. Mr. Paterson was the President and Chief Executive Officer of The DNA Repair Company from 2006 until 2009, when it was acquired by On-Q-ity. Previously, he held senior level positions at IMS Health, CareTools, OnCare, and Axion. Mr. Paterson holds a B.A. in Biology from Boston University, and attended the Northeastern University Graduate Pharmacology program. The Board of Directors believes that Mr. Paterson’s qualifications to sit on the Board include his extensive experience in oncology drug and diagnostic product development, regulatory strategy, business development and launch planning.

Michelle Robertson, age 59, is a Class III director who has served as a member of our Board of Directors since November 2021. Ms. Robertson is the Executive Vice President and Chief Financial Officer of Geron Corporation. Prior to joining Geron, Ms. Robertson served as Chief Financial Officer of Editas Medicine, Inc, a publicly traded company, since January 2020. Ms. Robertson previously served as the Chief Financial Officer of Momenta Pharmaceuticals, Inc. (“Momenta”), a publicly traded biotechnology company, from October 2018 until January 2020, and as Vice President, Financial Planning and Analysis of Momenta from May 2017 to October 2018. From 2015 to 2016, Ms. Robertson was Vice President, Oncology Finance for Baxalta, Inc., a biopharmaceutical company, following its spin-off from Baxter International. From 2012 to 2015, Ms. Robertson served as Head of Financial Planning and Analysis and Operations Excellence at Ironwood Pharmaceuticals, Inc., and prior to that, held various Finance and Commercial Operations-leadership positions in the Oncology and Biosurgery divisions at Genzyme Corporation (now Sanofi Genzyme), a biotechnology company. Ms. Robertson received her B.S. in Finance from Bentley University. The Board of Directors believes that Ms. Robertson’s qualifications to sit on the Board include her significant financial, accounting and management expertise, as well as her experience within the pharmaceutical and biotechnology industries.

Eric Rowinsky, M.D., age 69, is a Class I director who has served as a member of our Board of Directors since May 2017. Since 2016, Dr. Rowinsky has served as a consulting Chief Medical Officer and/or independent advisor/consultant to several biopharmaceutical companies and investment funds, including RRD International, Biocity, Nectin, Biovetrx, Antido, Vaxxas, Aleta, Innovative Cellular Therapeutics, Neophore, SEED Therapeutics, C-Bridge Capital, DROIA, and others, providing expertise in developing and registering a novel cancer therapeutic. Dr. Rowinsky has served as a consulting Chief Medical Officer for RRD International, a life-science company that advises biopharma on therapeutic development and registrational strategies since May 2025. From July 2021 to March 2023, Dr. Rowinsky served as a part-time Chief Medical Officer of Hummingbird Biotherapeutics, a life-science company. From 2015 to 2023, Dr. Rowinsky served as Executive Chairman of the board of directors and President of Inspira, Inc. (formerly Rgenix, Inc.) and served as its President, Chairman of the Scientific Advisory Board, and Director until March 2025. Dr. Rowinsky served as Executive Vice President, Chief Medical Officer and Head of Research and Development of Stemline Therapeutics, Inc., a clinical-stage biopharmaceutical company, from November 2011 until October 2015. Prior to joining Stemline, Dr. Rowinsky was co-founder and Chief Executive Officer of Primrose Therapeutics, Inc., a start-up biotechnology company, from June 2010 until its acquisition in September 2011. Dr. Rowinsky also served as a drug development and regulatory strategy consultant to the ImClone-Lilly Oncology Business Unit and several other biopharmaceutical and life sciences companies from 2010 to 2011. From 2005 to 2009, Dr. Rowinsky was Executive Vice President and Chief Medical Officer of ImClone Systems Inc., where he led the FDA approval of Erbitux for head and neck and colorectal cancers and advanced eight other monoclonal antibodies through clinical development. From 1996 to 2004, Dr. Rowinsky held several positions at the Cancer Therapy and Research Center, including Director of the Institute of Drug Development, or IDD, and the SBC Endowed Chair for Early Drug Development at the IDD. From

1996 to 2006, Dr. Rowinsky was a Clinical Professor of Medicine at the University of Texas Health Science Center at San Antonio. From 1988 to 1996, Dr. Rowinsky was an Associate Professor of Oncology at The Johns Hopkins University School of Medicine. Dr. Rowinsky was a longstanding National Cancer Institute principal and co-principal investigator from 1990 to 2004, and was integrally involved in pivotal clinical and preclinical investigations that led to the development of numerous cancer therapeutics, including paclitaxel, docetaxel, topotecan, irinotecan, erlotinib, gefitinib, ramucirumab, tagraxofusp and temsirolimus among others. Dr. Rowinsky was also an Adjunct Professor of Medicine at New York University School of Medicine (2008-2018). Dr. Rowinsky presently serves on the boards of directors of the public companies Biogen Idec, Inc., Fortress Biotech, Inc., and Purple Biotech Ltd. Dr. Rowinsky received a B.A. degree from New York University (1977) and an M.D. degree from Vanderbilt University School of Medicine (1981). Dr. Rowinsky completed his residency in internal medicine at the University of California, San Diego (1984) and completed his fellowship in medical oncology at The Johns Hopkins Oncology Center (1987). He has authored more than 315 peer-reviewed manuscripts, and serves as an editor of several cancer journals. The Board of Directors believes that Dr. Rowinsky’s qualifications to sit on the Board include his principal expertise in the development and registration of novel therapeutics to treat cancer.

BOARD OF DIRECTORS AND ITS COMMITTEES

The following table describes which directors serve on each of the committees of the Board of Directors.

Nominating and
			Corporate	Research &
	Audit	Compensation	Governance	Development	Commercialization
Name	Committee	Committee	Committee	Committee	Committee
Michael Bailey
Paul Bunn, M.D.				X
Robert Gagnon(1)
John Johnson		X	X
Anil Kapur	X	X			X
Michael Kauffman, M.D., Ph.D.				X
Daniel Paterson
Michelle Robertson	X(2)	X
Eric Rowinsky, M.D.			X	X
Brian Stuglik					X
Karin Tollefson, PharmD	X		X		X

(1)	Mr. Gagnon’s term expires at the Annual Meeting and he is not up for re-election at the Annual Meeting.
(2)	Our Board of Directors has determined that Michelle Robertson is an “audit committee financial expert” as defined in the applicable SEC rules.

Director Independence

As required by the listing standards of The Nasdaq Capital Market (“Nasdaq”), the Board of Directors has affirmatively determined, upon the recommendation of the Nominating and Corporate Governance Committee, that each of our directors and nominees for director other than Daniel Paterson, our President and Chief Executive Officer, Michael Kauffman, our President of Development, and Brian Stuglik, our former Chief Executive Officer is independent. To make this determination, our Board of Directors reviews all relevant transactions or relationships between each director and Verastem, its senior management and its independent registered public accounting firm. During this review, the Board considers whether there are any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of our senior management or their affiliates. The Board consults with Verastem’s outside corporate counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Board Meetings and Attendance

The Board of Directors held eight meetings during the year ended December 31, 2025. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during the year ended December 31, 2025 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). We do not have a formal policy regarding attendance by members of our Board at our annual meeting of stockholders. One member of our Board serving at the time attended our 2025 annual meeting of stockholders held on May 22, 2025.

Board Committees

The Board of Directors has standing Audit, Compensation, Nominating and Corporate Governance, Research and Development, and Commercialization Committees, each of which is comprised solely of independent directors with the exception of Mr. Stuglik serving on the Commercialization Committee and Dr. Kauffman serving on the Research and Development Committee, as described more fully below. Each committee operates pursuant to a written charter and each committee periodically reviews and assesses the adequacy of its charter. The charters for the Audit, Compensation, Nominating and Corporate Governance, Research and Development, and Commercialization Committees are all available on the Company’s website at https://investor.verastem.com under “Investors—Corporate Governance” section.

Audit Committee

Ms. Robertson is the chair and Mr. Kapur and Dr. Tollefson are the other members of the Audit Committee. The Board of Directors has determined, upon the recommendation of the Nominating and Corporate Governance Committee, that each current and proposed member of the Audit Committee is “independent” within the meaning of the rules and regulations of Nasdaq and the SEC. The Board of Directors has determined, upon the recommendation of the Nominating and Corporate Governance Committee, that Ms. Robertson is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC.

The primary responsibilities of the Audit Committee include: (a) appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm, (b) overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm, (c) reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures, (d) monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics, (e) overseeing our risk assessment and risk management policies, (f) meeting independently with our independent registered public accounting firm and management, (g) reviewing and approving or ratifying any related person transactions, (h) overseeing our compliance program, processing any complaints and assisting in conducting internal and external investigations if necessary, (i) preparing the audit committee report required by SEC rules, and (j) performing an annual self-evaluation of its own performance. All audit and non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by the Audit Committee. Our Audit Committee also has primary responsibility for oversight of cybersecurity.

During the year ended December 31, 2025, the Audit Committee met four times. The report of the Audit Committee is included in this proxy statement under “Audit Committee Report.”

Compensation Committee

Mr. Johnson is the chair and Mr. Kapur and Ms. Robertson are the other members of the Compensation Committee. The Board of Directors has determined, upon the recommendation of the Nominating and Corporate Governance Committee, that each member of the Compensation Committee is “independent” within the meaning of the rules and regulations of Nasdaq. In addition, each member is a “non-employee director” within Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The primary responsibilities of the Compensation Committee include: (a) annually reviewing and approving corporate goals, objectives and recommendations to the Board of Directors relevant to the compensation of executive officers, (b) overseeing the evaluation of Company’s senior executives, (c) overseeing an annual review by the Board on succession planning for senior executives, (d) overseeing and administering our cash and equity incentive plans, (e) reviewing and making recommendations to the Board of Directors with respect to director compensation, and (f) performing an annual self-evaluation of its own performance. The Compensation Committee may delegate its duties and responsibilities to one or more subcommittees and may delegate such responsibilities of the full committee to executive officers of the Company. Even where the committee does not delegate authority, our executive officers will typically make recommendations to the committee regarding compensation to be paid to our employees and the size of equity awards under our equity incentive plans but will not be present during voting or deliberations on their own compensation.

The Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent compensation consultant, to provide comparative data on executive compensation practices in our industry and to advise on our executive compensation program generally. Although the Board of Directors and Compensation Committee

consider the advice and recommendation of independent compensation consultants as to our executive compensation program, the Board of Directors and Compensation Committee ultimately make their own decisions about these matters.

During the year ended December 31, 2025, the Compensation Committee met three times.

Nominating and Corporate Governance Committee

Mr. Johnson is the chair and Dr. Rowinsky and Dr. Tollefson are the other members of the Nominating and Corporate Governance Committee. The Board of Directors has determined, upon the recommendation of the Nominating and Corporate Governance Committee, that each member of the Nominating and Corporate Governance Committee is “independent” within the meaning of the rules and regulations of Nasdaq.

The primary responsibilities of the Nominating and Corporate Governance Committee include: (a) identifying individuals qualified to become members of our Board, (b) recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees, (c) reviewing and making recommendations to our Board with respect to our Board’s leadership structure, (d) reviewing and making recommendations to our Board with respect to management succession planning, (e) developing and recommending to our Board corporate governance principles, (f) reviewing and making recommendations to our Board with respect to environmental, social, and governance oversight matters and (g) performing an annual self-evaluation of its own performance.

The Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order to be recommended to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of Verastem and the composition of the Board of Directors. Additionally, neither the Nominating and Corporate Governance Committee nor the Board of Directors has a specific policy with regard to the consideration of diversity in identifying director nominees; however, the Committee has stated a commitment to ensuring diversity of perspective on the Board of Directors, and will actively consider the diversity of background and experience of a director nominee in the context of the overall composition of the Board of Directors at that time, such as diversity of knowledge, skills, experience, geographic location, age, gender, and ethnicity. Members of the Nominating and Corporate Governance Committee discuss and evaluate possible candidates in detail and suggest individuals to explore in more depth. The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders. Candidates recommended by stockholders are given appropriate consideration in the same manner as other candidates. Michael Bailey was recommended to the Nominating and Corporate Governance Committee by a non-management director.

During the year ended December 31, 2025, the Nominating and Corporate Governance Committee met three times.

Research and Development Committee

Dr. Rowinsky is the chair and Dr. Kauffman and Dr. Bunn are the other members of the Research and Development Committee.

The primary responsibilities of the Research and Development Committee include: (a) assist management and the Board in general oversight of its research and development program goals and objectives, (b) provide advice on key medical and regulatory documents, (c) assist management and the Board in its oversight of the Company’s major acquisitions and business development activities, (d) serve as a resource regarding the scientific and technological aspects of product safety matters, (e) assist management and the Board in recruitment and retention of scientific talent with special focus on physician scientists, (f) assist management and the Board on the scientific, technical, and medical aspects of transactions that require Board approval, (g) identify and assess significant new and emerging trends and developments in research and development and science and their potential impact to the Company and (h) performing an annual self-evaluation of its own performance.

During the year ended December 31, 2025, the Research and Development Committee met five times.

Commercialization Committee

Mr. Stuglik is the chair and Mr. Kapur and Dr. Tollefson are the other members of the Commercialization Committee.

The primary responsibilities of the Commercialization Committee include: (a) providing strategic, directional and operational guidance to the Company regarding its commercial, market access and medical affairs launch strategies, plans and programs, (b) evaluating the alignment of the Company’s commercial medical and market access launch programs and progress with the Company’s strategic goals and objectives, (c) being available as a resource for management of the Company to consult with regarding all commercialization matters as reasonably requested, (d) advising the Board regarding strategic commercial decisions that also require Board approvals.

During the year ended December 31, 2025, the Commercialization Committee met five times.

Board of Directors Leadership Structure

Mr. Johnson an independent member of our Board of Directors, has served as the Lead Director of our Board of Directors since December 2025. The independent members of the Board of Directors periodically review the Board’s leadership structure and have determined that Verastem and our stockholders are well served with the current structure.

The Board of Directors provides oversight of our management and affairs. Mr. Johnson, as Lead Independent Director, presides over meetings of the independent directors, and also serves as the chair of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Johnson’s leadership encourages open discussion and deliberation, with a thoughtful evaluation of risk, to support the Board’s decision-making. Mr. Johnson’s leadership also encourages communication among the directors, and between management and the Board of Directors, to facilitate productive working relationships.

The Board of Director’s Role in Risk Oversight

The Board of Directors plays an important role in risk oversight through direct decision-making authority with respect to significant matters as well as through the oversight of management by the Board of Directors and its committees. Our Board of Directors is responsible for ensuring that an appropriate culture of risk management exists within the Company and for setting the right tone at the highest level of the organization by overseeing our risk profile and assisting management in addressing specific risks (e.g., strategic and competitive risks, financial risks, brand and reputation risks, legal and compliance risks, regulatory risks, operational risks and cybersecurity risks).

In particular, the Board of Directors administers its risk oversight function through (a) the review and discussion of regular periodic reports by the Board of Directors and its committees on topics relating to the risks that we face, (b) the required approval by the Board of Directors (or a committee of the Board of Directors) of significant transactions and other decisions, (c) the direct oversight of specific areas of our business and related risks by the Audit, Compensation, Nominating and Corporate Governance, Research and Development and Commercialization Committees, as described below, (d) the review of the Company’s policies and practices with respect to risk assessment and risk management, and (e) regular periodic reports from our independent registered public accounting firm and other outside consultants regarding various areas of potential risk, including, among others, those relating to our internal control over financial reporting.

Our Board of Directors retains ultimate responsibility for risk oversight while the Chief Executive Officer and other members of our senior leadership team are responsible for the day-to-day management of risk. Our Board of Directors and each of its committees meet regularly with management to ensure that management is exercising its responsibility to identify relevant risks and is adequately assessing, monitoring and taking appropriate action to mitigate risk. In the event a committee receives a report from members of management on areas of material risk to the Company, the Chair of the relevant committee reports on the discussion to the full Board of Directors at the next Board of Directors meeting. This enables our Board of Directors and its committees to coordinate their oversight of risk and identify risk interrelationships.

The Audit Committee is responsible for reviewing and discussing with management and the independent registered public accounting firm, our system of internal controls, our critical accounting practices, and policies relating to risk assessment and management, including oversight of the Company’s cybersecurity risk management program. As part of this process, the Audit Committee discusses our major financial risk exposures and steps that management has taken to monitor and control such exposure. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or accounting matters. In addition, the Audit Committee oversees the status of the compliance program (policies, training, monitoring and audit of the Company) to ensure adherence to the applicable legal and regulatory standards and to the Code of Business Conduct and Ethics where there may be a material impact on the organization. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation policies, plans and arrangements and the extent to which those policies or practices may increase or decrease risk for the Company. The Nominating and Corporate Governance Committee oversees risks related to corporate governance matters and manages risks associated with the independence of our Board, potential conflicts of interest, and the effectiveness of the Board. The Research and Development Committee oversees risks concerning the research, development and technology aspects of the Company’s business.

Because of the role of the Board of Directors and its committees in risk oversight, the Board of Directors believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to our operations. The Board of Directors believes its current leadership structure enables it to effectively provide oversight with respect to such risks.

NON-EMPLOYEE DIRECTOR COMPENSATION\

2025 Non-Employee Director Compensation

Under our non-employee director compensation policy, each non-employee director received an annual base retainer of $45,000 in fiscal year 2025. In addition, our non-employee directors were entitled to receive the following cash compensation for Board and committee service in fiscal year 2025, as applicable:

Board and Committee Positions	Fees
Lead Director	$25,000
Audit Committee Chairperson	$20,000
Audit Committee Member	$10,000
Compensation Committee Chairperson	$15,000
Compensation Committee Member	$7,000
Nominating and Corporate Governance Committee Chairperson	$10,000
Nominating and Corporate Governance Committee Member	$5,000
Research and Development Committee Chairperson	$20,000
Research and Development Committee Member	$10,000
Commercialization Committee Chairperson	$20,000
Commercialization Committee Member	$10,000

All amounts are paid in quarterly installments.

In addition, our non-employee directors receive an annual equity award as compensation for their service on the Board of Directors. Each non-employee director who was serving on the Board of Directors as of the prior year’s annual meeting of the Company’s stockholders receives an annual award of an option to purchase shares of our common stock and restricted stock units, each of which vests on a monthly basis over a one-year period, generally subject to the director’s continued service on the Board of Directors through the applicable vesting date (collectively, the “Annual Grant”). In 2025, the Annual Grant consisted of an option to purchase 12,500 shares of our common stock and 8,333 restricted stock units. Pursuant to our non-employee director compensation policy, newly appointed directors receive an initial grant of options to purchase shares of our common stock, with the number of shares determined by a periodic compensation review, and a restricted stock unit award, if determined appropriate by a periodic compensation review

(collectively, an “Initial Grant”). The Initial Grant will be granted both as an initial inducement to join the Board of Directors and as compensation in respect of the director’s service during his or her partial first year of service. The Initial Grant generally vests in twelve (12) equal installments on each quarterly anniversary of the director’s start date such that the Initial Grant is fully vested after three years from the start date, generally subject to the director’s continued service on the Board of Directors through the applicable vesting date. There were no newly appointed non-employee directors in 2025.

In January 2026, the Board of Directors approved an increase in the annual base retainer for each non-employee director from $45,000 to $50,000 and an increase in the additional cash compensation for the Lead Director from $25,000 to $35,000, in each case effective as of January 1, 2026. The Board approved these increases after a review of peer group compensation data provided by Pearl Meyer, as more fully described under “Named Executive Officer Compensation” below.

In addition, in January 2026 the Board of Directors approved (i) removing the grant of options to purchase shares of our common stock from the Annual Grant, which will instead consist of a restricted stock unit grant in an amount determined by dividing $250,000 by the closing price of common stock on the Annual Meeting date, provided that the number of restricted stock units shall not exceed 36,000 restricted stock units and (ii) removing the grant of options to purchase shares of our common stock from the Initial Grant, which will instead consist of a restricted stock unit grant both as an initial inducement to join the Board of Directors and as compensation in respect of the director’s service during his or her partial first year of service, in each case effective as of January 1, 2026. These changes were also made after a review of the practices of peer group companies.

2025 Director Compensation

In January 2024, the Company entered into a consulting agreement with Dr. Rowinsky pursuant to which he agreed to provide consulting services to us for a consulting fee of $7,000 per month. January 2025 was Dr. Rowinsky’s last month of service under the agreement. The Company expects to enter into a new consulting agreement with Dr. Rowinsky pursuant to which he is expected to provide consulting services to us for a consulting fee.

Dr. Kauffman, our President of Development, received compensation for his service as a director until he was appointed President of Development in December 2025. Dr. Kauffman’s compensation for his service as a director is described under the heading “2025 Director Compensation” below. Mr. Paterson, our President and Chief Executive Officer, does not receive compensation for his service as a director. Mr. Paterson’s compensation is described under the heading “Named Executive Officer Compensation” below.

The following table summarizes the compensation paid to or earned by our directors during the year ended December 31, 2025:

	Fees Earned or Paid	Stock Awards	Option Awards	All Other Compensation
Name	in Cash ($)	($) (1) (3)	($) (2) (3)	($) (4)	Total ($)
Paul Bunn, M.D.	55,000	62,331	75,662	—	192,993
Robert Gagnon	45,000	62,331	75,662	—	182,993
John Johnson	62,000	62,331	75,662	—	199,993
Anil Kapur	72,000	62,331	75,662	—	209,993
Michael Kauffman, M.D., Ph.D.	105,000	62,331	75,662	—	242,993
Michelle Robertson	65,000	62,331	75,662	—	202,993
Eric Rowinsky, M.D.	70,000	62,331	75,662	7,000	214,993
Brian Stuglik	65,000	62,331	75,662	—	202,993
Karin Tollefson, PharmD	60,000	62,331	75,662	—	197,993

(1)	The amounts shown in this column represent the aggregate grant date fair value of time-based restricted stock unit awards granted during 2025 determined in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718 (“FASB ASC Topic 718”). The aggregate grant date fair value of the restricted stock units was determined by multiplying the closing price of our common stock on the date of grant by the number of restricted stock units.
(2)	Amounts shown represent the aggregate grant date fair value of stock option awards granted to the director in 2025 and calculated in accordance with FASB ASC Topic 718. For information regarding assumptions underlying the value of stock option awards, see Note 11 to our financial statements and the discussion under Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Significant Judgments and Estimates—Stock-Based Compensation,” of our 2025 Annual Report on Form 10-K.
(3)	Each non-employee director received an option to purchase 12,500 shares of our common stock and 8,333 restricted stock units in 2025. As of December 31, 2025, the aggregate number of equity awards held by each non-employee director was as follows: Dr. Bunn, 35,279 stock options and 3,473 unvested restricted stock units; Mr. Gagnon 164,304 stock options and 3,473 unvested restricted stock units; Mr. Johnson, 43,965 stock options and 3,473 unvested restricted stock units; Mr. Kapur, 43,806 stock options and 3,473 unvested restricted stock units; Dr. Kauffman, 51,494 stock options and 3,473 unvested restricted stock units; Ms. Robertson, 40,707 stock options and 3,473 unvested restricted stock units; Dr. Rowinsky, 47,988 stock options and 3,473 unvested restricted stock units; Mr. Stuglik, 392,252 stock options and 3,473 unvested restricted stock units, and Dr. Tollefson, 40,624 stock options and 3,473 unvested restricted stock units.
(4)	Amounts shown represent fees paid to Dr. Rowinsky in respect of his consulting services for fiscal year 2025.

PROPOSAL NO. 2—APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN

Overview

At the Annual Meeting, stockholders will be asked to approve the adoption of the Company’s Amended and Restated 2021 Equity Incentive Plan adopted by the Board of Directors, upon recommendation by the Compensation Committee, on March 6, 2026, including to increase the number of shares available for issuance by 12,000,000 shares (the “Amended and Restated 2021 Plan”). The Company’s 2021 Equity Incentive Plan (the “2021 Plan”) was originally adopted by the Board of Directors in March 2021 and approved by our stockholders in May 2021, with an amendment and restatement thereof approved by the Compensation Committee in May 2023 to reflect the Company’s 12 for 1 reverse stock split effective on May 31, 2023, and subsequently amended and restated upon adoption by the Board of Directors in March 2024 and approval by the shareholders at the Company’s Annual General Meeting of Shareholders held in May 2024 (the 2021 Plan together with the amendments in May 2023 and May 2024, will be referred to as the “2021 Plan”). If stockholders do not approve the Amended and Restated 2021 Plan, it will not become effective and the 2021 Plan will remain in effect in accordance with its terms.

As discussed further below, stockholders are being asked to approve the adoption of the Amended and Restated 2021 Plan, primarily to enable us to increase the number of shares of our common stock available for issuance pursuant to awards under the plan by 12,000,000 shares. As of March 6, 2026, the date the Board of Directors approved the Amended and Restated 2021 Plan, there were 307,555 shares of our common stock available for issuance under the 2021 Plan. Stockholder approval of the Amended and Restated 2021 Plan would make available for issuance a total of: (i) 12,307,555 shares of our common stock as of March 6, 2026, plus (ii) the number of shares of our common stock underlying awards under our 2021 Plan and the Amended and Restated 2012 Incentive Plan (the “2012 Plan”) that expire, terminate or are surrendered without delivery of shares, are forfeited to or repurchased by the Company, or otherwise become available again for grant under the terms of the applicable plan (in the case of clause (ii), up to 4,063,728 shares).

Equity grants are an essential element of the Company’s compensation program. Stockholder approval of the Amended and Restated 2021 Plan would allow us to continue to use equity incentives to attract and retain high quality and high performing directors, executives, and other employees. The Board of Directors approved the Amended and Restated 2021 Plan and the additional shares of our common stock authorized for issuance under it based upon its review and consideration of:

●	the Company’s historic rates of equity award issuances and projected share needs;
●	the dilutive impact to stockholders;
●	the recent proposals and post-approval share pools of comparable biotech companies;
●	the number of shares necessary for the Company to continue making awards for the next one to two years; and
●	advice provided by Pearl Meyer, the independent consultant of the Compensation Committee of the Board of Directors.

The Board of Directors believes that equity awards have been, and will continue to be, a critical part of our total compensation program and allow us to attract and retain the key talent needed to effectively compete in our industry, incentivize superior results and long-term value creation, and align the interests of our employees with those of our stockholders. In addition, we believe that equity ownership fosters an ownership mindset by allowing employees to take part in the successes of the Company.

The Board of Directors believes that the Amended and Restated 2021 Plan will promote the interests of our stockholders and is consistent with principles of good corporate governance, including the following:

●	No Evergreen Provision. The Amended and Restated 2021 Plan does not contain an evergreen provision. The Amended and Restated 2021 Plan authorizes a fixed number of shares and, as a result, requires stockholder approval to issue any additional shares pursuant to awards under the plan. This gives our stockholders the opportunity to provide direct input on our equity compensation programs.
●	No Liberal Share-Recycling. Shares underlying stock options and other awards delivered under the Amended and Restated 2021 Plan will not be recycled into the share pool if they are withheld in satisfaction of tax withholding obligations or the exercise or purchase price of the award.
●	No Discounted Stock Options or SARs. All stock options and SARs granted under the Amended and Restated 2021 Plan must have a per share exercise price or base value that is not less than the closing price of the underlying shares on the date of grant (or the immediately preceding date on which a closing price was reported if there is no closing price on the date of grant).
●	No Repricing. Other than in connection with certain corporate transactions or changes to our capital structure, the Amended and Restated 2021 Plan prohibits the repricing of stock options or SARs without obtaining stockholder approval.
●	Limits on Dividend Equivalents. Dividends and dividend equivalents relating to awards will be subject to the same risk of forfeiture (whether service- or performance-based) as applies to the underlying award to which they relate.
●	No Reload Awards. No term of an award may provide for automatic “reload” grants of additional awards upon exercise of a stock option or SAR or otherwise as a term of an award.
●	Non-employee Board of Directors Limits. The aggregate value of all compensation granted or paid to any non-employee director for his or her service on the Board of Directors with respect to any calendar year, including awards granted under the Amended and Restated 2021 Plan and cash fees or other compensation paid by the Company to such non-employee outside of the Amended and Restated 2021 Plan may not exceed $750,000 in the aggregate ($1,000,000 in the aggregate with respect to a non-employee director’s first calendar year of service on the Board of Directors)

In setting the size of the share pool under the Amended and Restated 2021 Plan, the Board of Directors considered the historical amounts of equity awards granted by the Company in the last three calendar years. As of March 6, 2026, there were 307,555 shares of our common stock available for grant under the 2021 Plan. In calendar years 2025, 2024 and 2023, we made grants of equity awards under the 2021 Plan of 1,440,541 shares, 1,750,532 shares, and 1,108,333 shares, respectively, of our common stock. On January 17, 2024, our stockholders, upon recommendation of the board of directors, approved a one-time stock option exchange program (the “Option Exchange Program”), under which certain employees, including executive officers and non-employee directors, were given the opportunity to exchange certain underwater options to purchase shares of our common stock for new options to purchase shares of our common stock. Pursuant to the Option Exchange Program, we accepted for cancellation options to purchase an aggregate of 603,330 shares of our common stock and we granted new options to purchase 603,330 shares of our common stock pursuant to the 2021 Plan.

The weighted average number of shares of our common stock outstanding in calendar years 2025, 2024 and 2023 was 69,309,028, 35,713,268 and 22,054,073, respectively. As a result, under the 2021 Plan our three-year average burn rate is 3.4%. In setting the size of the share pool under the Amended and Restated 2021 Plan, the Board also considered the total amount of equity awards outstanding under existing grants as of March 6, 2026, as further shown in the chart below. Based on an analysis by Pearl Meyer of the remaining shares available for grant under the 2021 Plan, the number of equity awards outstanding under our equity incentive plans, our historical burn rate, our current capitalization including pre-funded warrants, the features of the Amended and Restated 2021 Plan and the equity plan guidelines established by proxy advisory firms, the Board approved the Amended and Restated 2021 Plan and the share pool authorized under it to ensure that we continue to have the ability to provide industry competitive long-term incentive compensation to our key contributors. Based on these same factors, we believe this proposal is well within sector norms. We estimate that the share pool under the Amended and Restated 2021 Plan will enable us to continue to make grants of equity awards for approximately the next one to two years.

Potential Dilution

The following table provides information regarding the number of shares subject to each type of outstanding award under the 2021 Plan and the 2012 Plan, the number of shares of our common stock available for future awards under the 2021 Plan, the number of additional shares that would be available for future awards under the Amended and Restated 2021 Plan, if approved by stockholders, and the dilutive impact of each to our stockholders as of March 6, 2026 based on 87,841,553 shares outstanding and 12,227,142 pre-funded warrants outstanding. The table below does not take into account shares issued under the Company’s 2018 Employee Stock Purchase Plan. Please see Proposal No. 3 below.

		As a percentage of
		pre-funded warrants
	Number of	and stock outstanding
	Shares	as of March 6, 2026
Outstanding stock options(1)	3,362,766	3.4%
Outstanding restricted stock units(1)	2,233,686	2.2%
Total shares subject to outstanding awards under the 2021 Plan, the 2012 Plan and the inducement award program	5,596,452	5.6%
Total shares available for future awards under the 2021 Plan	307,555	0.3%
Total shares available for future awards under the inducement award program	251,473	0.3%
Total shares subject to outstanding awards under the 2021 Plan, the 2012 Plan, and the inducement award program, or available for future awards under the 2021 Plan and inducement award program	6,155,480	6.2%
Proposed additional shares available for future awards under the Amended and Restated 2021 Plan	12,000,000	12.0%
Total potential dilution	18,155,480	18.1%

(1)	Assumes all milestones are met with respect to performance-based stock options and restricted stock units.

As indicated by the numbers in the table above, as of March 6, 2026, the date on which the Board of Directors adopted the Amended and Restated 2021 Plan, the potential dilution under the 2021 Plan, the 2012 Plan, and the inducement award program was 6.2%. If the Amended and Restated 2021 Plan is approved by our stockholders, our potential dilution will be 18.1%.

Reasons for Seeking Stockholder Approval

Our Board of Directors believes that the ability to grant equity compensation to all employees and directors has been, and will continue to be, essential to the Company’s ability to attract and retain the highest quality and highest performing employees and directors. Our Board of Directors also believes that equity compensation motivates our employees, including our executive officers, and our directors to contribute to the achievement of our corporate objectives and encourages the alignment of their interests with the interests of our stockholders.

Summary of the Amended and Restated 2021 Plan

The following summary describes the material terms of the Amended and Restated 2021 Plan. This summary of the Amended and Restated 2021 Plan is not a complete description of all provisions of the 2021 Plan and is qualified in its entirety by reference to the Amended and Restated 2021 Plan which is attached hereto as Appendix A.

Purpose

The purpose of the Amended and Restated 2021 Plan is to advance the interests of the Company by providing for the grant to Participants of stock and stock-based awards.

Administration

Pursuant to the terms of the Amended and Restated 2021 Plan, the Compensation Committee administers the Amended and Restated 2021 Plan. The Administrator (as defined below) has discretionary authority, subject only to the express provisions of the plan, to administer and interpret the plan and any awards; to determine eligibility for and grant awards; to determine the exercise price, base value from which appreciation is measured, or purchase price, if any, applicable to any award, to determine, modify, accelerate or waive the terms and conditions of any award; to determine the form of settlement of award (whether in cash, shares of common stock, other awards or other property); to prescribe forms, rules and procedures relating to the Amended and Restated 2021 Plan and awards; and to otherwise do all things necessary or desirable to carry out the purposes of the Amended and Restated 2021 Plan or any award. Determinations of the Administrator made with respect to the Amended and Restated 2021 Plan or any award are conclusive and bind all persons. The Compensation Committee may delegate certain of its powers under the Amended and Restated 2021 Plan to one or more of its members or members of the Board, officers of the Company or other employees or other persons. As used in this summary, “Administrator” refers to the Compensation Committee or its authorized delegates, as applicable.

Eligibility

Our employees, directors, consultants and advisors are eligible to receive awards under the Amended and Restated 2021 Plan. However, eligibility for incentive stock options is limited to our employees and employees of certain affiliates, and eligibility for other stock options and for SARs is limited to individuals providing direct services to the Company or certain subsidiaries of the Company on the date of grant. As of March 6, 2026, we estimate that approximately 128 employees including all of our executive officers, eight non-employee directors, and approximately three advisors or consultants would be eligible to participate in the Amended and Restated 2021 Plan.

Authorized Shares

Subject to adjustment as described below, the number of shares of our common stock that are reserved for issuance under the Amended and Restated 2021 Plan, including upon the exercise of incentive stock options is (i) 16,752,444 plus (ii) the number of shares of our common stock underlying awards under the 2012 Plan that expire, terminate or are surrendered without delivery of shares, are forfeited to or repurchased by us, or otherwise become available again for grant under the terms of the 2012 Plan (in the case of clause (ii), up to 209,329 shares).

The number of shares of our common stock delivered in satisfaction of awards under the Amended and Restated 2021 Plan is determined (i) by including shares withheld by us in payment of the exercise price or purchase price of the award or in satisfaction of tax withholding requirements with respect to the award, (ii) by including the full number of shares covered by a SAR any portion of which is settled in shares of our common stock (and not only the number of shares delivered in settlement of the award), and (iii) by excluding any shares underlying awards settled in cash or that expire, become unexercisable, terminate or are forfeited to or repurchased by the Company without the delivery of shares of our common stock (or retention, in the case of restricted stock or unrestricted stock). The number of shares available for delivery under the Amended and Restated 2021 Plan will not be increased by any shares that have been delivered under the Amended and Restated 2021 Plan and are subsequently repurchased using proceeds directly attributable to stock option exercises.

Shares that may be delivered under the Amended and Restated 2021 Plan may be authorized but unissued shares, treasury shares or previously issued shares acquired by the Company.

Director Limits

The aggregate value of all compensation granted or paid to any non-employee director for his or her service on the Board of Directors with respect to any calendar year, including awards granted under the Amended and Restated 2021 Plan and cash fees or other compensation paid by the Company to such non-employee outside of the Amended and Restated 2021 Plan may not exceed $750,000 in the aggregate ($1,000,000 in the aggregate with respect to a non-employee director’s first calendar year of service on the Board of Directors). The limitation will not apply to any compensation granted or paid to a non-employee director for his or her services to the Company or a subsidiary other than as a non-employee director, including, without limitation, as a consultant or advisor to the Company or a subsidiary.

Types of Awards

The Amended and Restated 2021 Plan provides for the grant of incentive stock options, non-statutory stock options, SARs, restricted stock awards, restricted stock units and other stock-based awards. Dividends or dividend equivalents may also be provided in connection with awards under the Amended and Restated 2021 Plan.

●	Stock options and SARs. The Administrator may grant stock options, including incentive stock options, and SARs. A stock option is a right entitling the holder to acquire shares of our common stock upon payment of the applicable exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or shares of equivalent value) equal to the excess of the closing price of the shares subject to the right over the base value from which appreciation is measured. The exercise price of each stock option, and the base value of each SAR, granted under the Amended and Restated 2021 Plan may not be less than 100% of the closing price of a share on the date of grant (or the immediately preceding date on which a closing price was reported if there is no closing price on the date of grant). Announcements or developments shortly following a grant date may cause the closing or other price of a share to rise. Other than in connection with certain corporate transactions (such as a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or other exchange of shares), stock options and SARs granted under the Amended and Restated 2021 Plan may not be repriced, amended to provide for a lower exercise price or base value, or canceled in exchange for new stock options or SARs having a lower exercise price or base value, nor may any consideration be paid upon the cancellation of any stock options or SARs that have a per share exercise or base price greater than the value of a share on the date of such cancellation, in each case, without stockholder approval. Each stock option and SAR will have a maximum term of not more than ten years from the date of grant.
●	Restricted and unrestricted stock and stock units. The Administrator may grant awards of shares, stock units, restricted stock and restricted stock units. A stock unit is an unfunded and unsecured promise, denominated in shares, to deliver shares or cash measured by the value of shares in the future, and a restricted stock unit is a stock unit that is subject to the satisfaction of specified performance or other vesting conditions. Restricted stock is an award of shares subject to restrictions requiring that they be redelivered or forfeited to the company if specified conditions are not satisfied.
●	Performance awards. The Administrator may grant awards subject to performance vesting conditions and such other terms and conditions as may be determined by the Administrator.
●	Other share-based awards. The Administrator may grant other awards that are convertible into or otherwise based on our common stock, subject to such terms and conditions as may be determined by the Administrator.
●	Substitute awards. The Administrator may grant substitute awards in connection with certain corporate transactions, which may have terms and conditions that are inconsistent with the terms and conditions of the Amended and Restated 2021 Plan.

Vesting; Terms of Awards

The Administrator determines the terms of all awards granted under the Amended and Restated 2021 Plan, including the time or times an award vests or becomes exercisable, the terms on which an award remains exercisable, and the effect of termination of a participant’s employment or service on an award. The Administrator may at any time accelerate the vesting or exercisability of an award.

Transferability of Awards

Except as the Administrator may otherwise determine, awards may not be transferred other than by will or the laws of descent and distribution or, with respect to awards other than ISOs or awards subject to Section 409A of the Internal Revenue Code of 1986 (the “Code”), pursuant to a qualified domestic relations order.

Effect of Certain Transactions

In the event of certain covered transactions (including the consummation of a consolidation, merger or similar transaction, the sale of all or substantially all of our assets or shares of our common stock, or our dissolution or liquidation), the Administrator may, with respect to outstanding awards, provide for (in each case, on such terms and subject to such conditions as it deems appropriate):

●	The assumption, substitution or continuation of some or all awards (or any portion thereof) by the acquiror or surviving entity;
●	The acceleration of exercisability or delivery of shares in respect of any award, in full or in part; and/or
●	The cash payment in respect of some or all awards (or any portion thereof) equal to the difference between the value of the shares subject to the award and its exercise or base price, if any.

Except as the Administrator may otherwise determine, each award will automatically terminate or be forfeited immediately upon the consummation of the covered transaction, other than awards that are substituted for, assumed, or that continue following the covered transaction.

Adjustment Provisions

In the event of certain corporate transactions, including a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Amended and Restated 2021 Plan, the number and kind of securities subject to, and, if applicable, the exercise or purchase prices (or base values) of outstanding awards, and any other provisions affected by such event.

Clawback

The Administrator may cancel, rescind or otherwise limit or restrict awards if a participant is not in compliance with the provisions of the Amended and Restated 2021 Plan or the applicable award agreement or if the participant breaches any restrictive covenant agreement with the Company or otherwise competes with the Company, and may recover any awards or payments or shares received in respect of awards or gain in respect of any award in accordance with any applicable Company clawback or recoupment policy or  policies or as otherwise required by applicable law or stock exchange listing standards.

Amendments and Termination; Term

The Administrator may at any time amend the Amended and Restated 2021 Plan or any outstanding award and may at any time terminate the Amended and Restated 2021 Plan as to future awards. However, except as expressly provided in the Amended and Restated 2021 Plan, the Administrator may not alter the terms of an award so as to materially and adversely affect a participant's rights without the participant's consent (unless the Administrator expressly reserved the right to do so in the Amended and Restated 2021 Plan or at the time the award was granted). Any amendments to the Amended and Restated 2021 Plan will be conditioned on shareholder approval to the extent required by applicable law or stock exchange requirements.

No awards may be made under the Amended and Restated 2021 Plan after March [    ], 2036, but previously granted awards may continue beyond that date in accordance with their terms.

Federal Income Tax Consequences

The following is a summary of some of the material federal income tax consequences associated with the grant and exercise of awards under the Amended and Restated 2021 Plan under current federal tax laws and certain other tax considerations associated with awards under the Amended and Restated 2021 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality.

The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.

Restricted Stock. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A Section 83(b) election must be made not later than 30 days after the transfer of the shares to the participant and must satisfy certain other requirements. A participant who makes an effective Section 83(b) election will realize ordinary income equal to the value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. If a participant makes an effective Section 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the Amended and Restated 2021 Plan, the holding period in the shares begins when the participant realizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective Section 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount realized (if any) in connection with the forfeiture.

Incentive Stock Options. In general, a participant realizes no taxable income upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased under an incentive stock option within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized on the disposition is treated as a capital gain, for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss, for which the Company is not entitled to a deduction.

Non-Statutory Stock Options. In general, a participant has no taxable income upon the grant of a non-statutory stock option but realizes income in connection with the exercise of the option in an amount equal to the excess (at time of exercise) of the value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction. An incentive stock option that is exercised more than three months after termination of employment (other than termination by reason of death) is generally treated as a non-statutory stock option. Incentive stock options are also treated as non-statutory stock options to the extent they first become exercisable by an individual in any calendar year for shares having a value (determined as of the date of grant) in excess of $100,000.

SARs. The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the value of any stock received. A corresponding deduction is generally available to the Company.

Restricted Stock Units. The grant of a restricted stock unit does not itself result in taxable income. Instead, the participant is taxed upon delivery of the underlying shares (and a corresponding deduction is generally available to the Company). If the shares delivered are restricted for tax purposes, the participant will be subject to the rules described above for restricted stock.

Certain Change of Control Payments. Under Section 280G of the Code, the vesting or accelerated exercisability of stock options or the vesting and payment of other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments contingent on the change of control in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards, may be subject to an additional 20% federal tax and may be non-deductible to the Company.

New Plan Benefits

Awards under the Amended and Restated 2021 Plan are subject to the discretion of our Board of Directors and its delegates and, therefore, are not determinable at this time. Our Board of Directors and its delegates have full discretion to determine the shares subject to awards to be granted to participants under the Amended and Restated 2021 Plan, subject to the director limits described above under Summary of the Amended and Restated 2021 Plan – Director Limits.

The table below reflects awards that have been granted under the 2021 Plan to the individuals and groups listed below during 2025. On March 6, 2026 the closing price of a share of our common stock as reflected on Nasdaq was $6.38.

Name	Number of Stock Options and Restricted Stock Units
Daniel Paterson, President and Chief Executive Officer	166,666
Daniel Calkins, Chief Financial Officer	64,666
Matthew Ros, former Chief Operating Officer	—
Michael Kauffman, President of Development	20,833
Executive group	252,165
Non-executive director group	166,664
Non-executive officer employee group	763,212
Total	1,182,041

Required Vote

Approval of the Amended and Restated 2021 Plan requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and voting on the matter. Abstentions and broker non-votes will not be counted as shares voting on this matter and accordingly will have no effect on the approval of this Proposal No. 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2021 PLAN.

(PROPOSAL NO. 2 ON YOUR PROXY CARD)

PROPOSAL NO. 3—APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2018 EMPLOYEE STOCK PURCHASE PLAN

At the Annual Meeting, stockholders will be asked to approve the adoption of the Company’s Amended and Restated 2018 Employee Stock Purchase Plan, which was adopted by the Board of Directors, upon recommendation by the Compensation Committee, on March 6, 2026 (the “Amended and Restated 2018 ESPP”), including an increase in the number of shares available for issuance by 5,000,000 shares. The Company’s 2018 Employee Stock Purchase Plan was originally adopted by the Board of Directors in November 2018 and approved by our stockholders in December 2018, with an amendment and restatement thereof approved by the Board of Directors in June 2019 to account for certain non-material changes to the plan’s administration, with a further amendment and restatement thereof approved by the Compensation Committee in May 2023 to reflect the Company’s 12 for 1 reverse stock split effective on May 31, 2023 (together referred to as the “2018 ESPP”). If stockholders do not approve the Amended and Restated 2018 ESPP, it will not become effective and the 2018 ESPP will remain in effect in accordance with its terms.

As discussed further below, stockholders are being asked to approve the adoption of the Amended and Restated 2018 ESPP primarily to enable us to increase the number of shares of our common stock available for issuance pursuant to awards under the plan by 5,000,000 shares. As of March 6, 2026, there were 32,893 shares of our common stock available for issuance under the 2018 ESPP. In calendar years 2025, 2024 and 2023, 16,341, 15,231, and 14,270 shares of our common stock, respectively, were purchased under the 2018 ESPP. Stockholder approval of the Amended and Restated 2018 ESPP would make available for issuance a total of 5,032,893 shares of our common stock as of March 6, 2026. In setting the size of the share pool under the Amended and Restated 2018 ESPP, the Board of Directors considered the dilutive impact to stockholders, the projected participation rate, equity plan guidelines established by certain proxy advisory firms and advice provided by Pearl Meyer, the independent consultant of the Compensation Committee of the Board of Directors. The share pool under the Amended and Restated 2018 ESPP represents approximately 5.7% of the 87,841,553 shares of our common stock outstanding as of March 6, 2026, and 5.0% of the combined 100,068,695 shares of our common stock and pre-funded warrants outstanding as of March 6, 2026.

The purpose of the Amended and Restated 2018 ESPP is to enable eligible employees of the Company and certain of its subsidiaries to use payroll deductions to purchase shares of our common stock and thereby enhance the sense of participation in the affairs of the Company. The Board of Directors believes that providing eligible employees with the opportunity to acquire an ownership interest in the Company has been, and will continue to be, essential to our ability to attract and retain the highest quality and highest performing employees. The Board of Directors also believes that the ownership of shares of common stock by our employees motivates our employees to contribute to the achievement of our corporate objectives and our success. As described below, the Amended and Restated 2018 ESPP is designed to satisfy the requirements of an “employee stock purchase plan” under Section 423 of the Code. Such qualification will provide potential additional tax benefits to employees, in addition to the general plan benefit of enabling them to share in the ownership of the Company.

Summary of the ESPP

The following summary describes the material terms of the Amended and Restated 2018 ESPP. This summary of the Amended and Restated 2018 ESPP is not a complete description of all provisions of the Amended and Restated 2018 ESPP and is qualified in its entirety by reference to the Amended and Restated 2018 ESPP, which is attached hereto as Appendix B. As of the date of this proxy, no options to purchase shares of Common Stock have been granted under the Amended and Restated 2018 ESPP.

Purposes

The purposes of the Amended and Restated 2018 ESPP are to attract, retain and reward eligible employees, to incentivize them to generate stockholder value, to enable them to participate in our growth and to align their interests with the interests of our stockholders. The Amended and Restated 2018 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

Administration

The Amended and Restated 2018 ESPP will be administered by our Compensation Committee, which will have the authority to interpret the Amended and Restated 2018 ESPP, determine eligibility under the Amended and Restated 2018 ESPP, prescribe forms, rules and procedures relating to the Amended and Restated 2018 ESPP, and otherwise do all things necessary or appropriate to carry out the purposes of the Amended and Restated 2018 ESPP. Our Compensation Committee may delegate such of its duties, powers and responsibilities as it may determine to one or more of its members, members of our Board of Directors and, to the extent permitted by law, our officers, and may delegate to employees and other persons such ministerial tasks as it deems appropriate. As used in this summary, the term “Administrator” refers to our Compensation Committee and its authorized delegates, as applicable.

Shares subject to the ESPP

Subject to adjustment as described below, the aggregate number of shares of Common Stock available for purchase pursuant to the exercise of options under the Amended and Restated 2018 ESPP is 5,032,893 shares. Shares to be delivered upon exercise of options under the Amended and Restated 2018 ESPP may be authorized but unissued stock, treasury stock, or stock acquired in an open-market transaction. If any option granted under the Amended and Restated 2018 ESPP expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject to such option will again be available for purchase under the Amended and Restated 2018 ESPP.

Eligibility

Participation in the Amended and Restated 2018 ESPP will generally be limited to our employees and employees of any subsidiaries listed by the Administrator on an exhibit to the Amended and Restated 2018 ESPP (i) who are employed by us or one of our subsidiaries, as applicable, on the first day of an applicable offering period, (ii) whose customary employment with us is for more than five months per calendar year and (iii) who customarily work 20 hours or more per week. The Administrator may establish additional or other eligibility requirements, or change the requirements described in this paragraph, to the extent consistent with Section 423 of the Code. Any employee who owns (or is deemed under statutory attribution rules to own) shares possessing five percent or more of the total combined voting power or value of all classes of shares of us or our parent or subsidiaries, if any, will not be eligible to participate in the Amended and Restated 2018 ESPP. As of March 6, 2026, approximately 128 employees would be eligible to participate in the Amended and Restated 2018 ESPP, including all of our executive officers.

General terms of participation

The Amended and Restated 2018 ESPP allows eligible employees to purchase shares during specified offering periods. Unless otherwise determined by the Administrator, offering periods under the Amended and Restated 2018 ESPP will be six months in duration and commence on the first business day of January and July of each year. During each offering period, eligible employees will be granted an option to purchase shares of Common Stock on the last business day of the offering period. A participant may purchase a maximum of 5,000 shares of Common Stock with respect to any offering period (or such lesser number as the Administrator may prescribe). No participant will be granted an option under the Amended and Restated 2018 ESPP that permits the participant's right to purchase shares of Common Stock under the ESPP and under all other employee stock purchase plans of us or our parent or subsidiaries, if any, to accrue at a rate that exceeds $25,000 in fair market value (or such other maximum as may be prescribed by the Code) for each calendar year during which any option granted to the participant is outstanding at any time, determined in accordance with Section 423 of the Code.

The purchase price of each share of Common Stock issued pursuant to the exercise of an option under the Amended and Restated 2018 ESPP on an exercise date will be 85% (or such greater percentage as specified by the Administrator) of the lesser of: (a) the fair market value of a share of Common Stock date the option is granted, which will be the first day of the offering period, and (b) the fair market value of a share of Common Stock on the exercise date, which will the last business day of the offering period.

The Administrator has the discretion to change the commencement and exercise dates of offering periods, the purchase price, the maximum number of shares that may be purchased with respect to any offering period, the duration of any offering periods and other terms of the Amended and Restated 2018 ESPP, in each case, without stockholder approval, except as required by law.

Participants in the Amended and Restated 2018 ESPP will pay for shares purchased under the Amended and Restated 2018 ESPP through payroll deductions. Participants may elect to authorize payroll deductions between one and ten percent of the participant’s eligible compensation each payroll period.

Adjustments

In the event of any change in our outstanding stock by reason of a stock dividend, stock split, reverse stock split, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares available for purchase under the Amended and Restated 2018 ESPP, the maximum number and type of shares purchasable during an offering period, and the purchase price per share will be appropriately adjusted.

Corporate transactions

In the event of a sale of all or substantially all of the stock of the Company, a sale of all or substantially all of the assets of the Company, or a merger or similar transaction in which the Company is not the surviving corporation or that results in the acquisition of the Company by another person, the Administrator may provide that each outstanding option will be assumed or substituted for or will be cancelled and the balances of participants’ accounts returned, or that the option period will end before the date of the proposed corporate transaction.

Amendments and termination

Our Board of Directors has discretion to amend the Amended and Restated 2018 ESPP to any extent and in any manner it may deem advisable, provided that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Code will require stockholder approval. Our Board of Directors may suspend or terminate the Amended and Restated 2018 ESPP at any time.

Federal Income Tax Information

The following is a summary of some of the material federal income tax consequences to participants in the Amended and Restated 2018 ESPP under current federal tax laws. This summary deals with the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.

The Amended and Restated 2018 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. The Amended and Restated 2018 ESPP is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares of Common Stock purchased under the Amended and Restated 2018 ESPP (the “ESPP Shares”). Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the participant’s holding period with respect to the ESPP Shares. If the ESPP Shares are sold or disposed of more than two years from the first day of the offering period and more than one year from the date of purchase, or upon the participant’s death while owning the ESPP Shares, the participant will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the ESPP Shares at the time of such sale or disposition over the purchase price or (2) an amount equal 15% of the fair market value of the ESPP Shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the ESPP Shares held for the periods described above are sold and the sale price is less than the purchase price, there is no ordinary income and the participant has a long-term capital loss equal to the difference between the sale price and the purchase price. If shares are sold or otherwise disposed of before the expiration of the holding periods described above, other than following the participant’s death while owning the shares, the participant will recognize ordinary income generally measured as the excess of the fair market value of the ESPP Shares on the date the ESPP Shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the participant’s holding period with respect to the ESPP Shares. We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above. We will treat any transfer of record ownership of shares as a disposition, unless we are notified to the contrary. In order to enable us to learn of dispositions prior to the expiration of the holding periods described above and ascertain the amount of the deductions to which we are entitled, participating employees will be required to notify us in writing of the date and terms of any disposition of shares purchased under the Amended and Restated 2018 ESPP.

New Plan Benefits

The amounts of future stock purchases under the Amended and Restated 2018 ESPP are not determinable because, under the terms of the Amended and Restated 2018 ESPP, purchases are based upon elections made by participants. Future purchase prices are not determinable because they are based upon fair market value of shares of Common Stock.

The table below reflects the total number of shares of our common stock that have been purchased under the 2018 ESPP to the individuals and groups listed below during 2025. On March 6, 2026 the closing price of a share of our common stock as reflected on Nasdaq was $6.38.

Name	Number of Shares
Daniel Paterson, President and Chief Executive Officer	—
Daniel Calkins, Chief Financial Officer	554
Matthew Ros, former Chief Operating Officer	—
Michael Kauffman, President of Development	—
Executive group	554
Non-executive director group	—
Non-executive officer employee group	15,787
Total	16,341

Required Vote

Approval of the Amended and Restated 2018 ESPP requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and voting on the matter.

Abstentions and broker non-votes will not be counted as shares voting on such matter and accordingly will have no effect on the approval of this Proposal No. 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR”

ADOPTION OF THE 2018 AMENDED AND RESTATED ESPP

(PROPOSAL NO. 3 ON YOUR PROXY CARD)

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed the Verastem audited financial statements for the year ended December 31, 2025, and has discussed these statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. Verastem management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Ernst & Young LLP is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

The Audit Committee also received from, and discussed with, Ernst & Young LLP all communications required under the standards of the Public Company Accounting Oversight Board (the “PCAOB”), including the matters required to be discussed by Ernst & Young LLP with the Audit Committee.

Ernst & Young LLP also provided the Audit Committee with the written disclosures and the letter required under the PCAOB, which requires that independent registered public accounting firms annually disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with Ernst & Young LLP its independence from Verastem.

Based on its discussions with management and our independent registered public accounting firm, and its review of the representations and information provided by management and our independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Verastem Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC.

Respectfully submitted by the Audit Committee,

Michelle Robertson, Chair

Anil Kapur

Karin Tollefson

PROPOSAL NO. 4—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders.

Ernst & Young LLP has served as our independent registered public accounting firm since 2011. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and they will be available to respond to appropriate questions.

The Audit Committee pre-approves all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed by Ernst & Young LLP, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law and listing standards, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting. All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.

Principal Accountant Fees and Services

We regularly review the services and fees of our independent accountants. These services and fees are also reviewed by the Audit Committee on an annual basis. The aggregate fees billed and accrued for the fiscal years ended December 31, 2025 and 2024 for each of the following categories of services are as follows:

Fee Category	2025 ($)	2024 ($)
Audit Fees	1,085,075	837,000
Audit-Related Fees	—	—
Tax Fees	97,232	109,225
All Other Fees	—	—
Total Fees	1,182,307	946,225

Audit Fees. Consist of fees billed and accrued for professional services rendered for the audit of our annual financial statements, the review of interim financial statements and services provided in connection with our registration statements.

Audit-Related Fees. Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

Tax Fees. Consist of fees billed for tax compliance, tax advice and tax planning and includes fees for tax return preparation.

All Other Fees. Consist of fees billed for products and services, other than those described above under Audit Fees, Audit-Related Fees and Tax Fees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL NO. 4 ON YOUR PROXY CARD)

PROPOSAL NO. 5—ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The compensation-related disclosure elsewhere in this proxy statement describes the structure and amounts of the compensation of our named executive officers for fiscal year 2025. The Compensation Committee and the Board of Directors believe that our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our named executive officers to dedicate themselves fully to value creation for our stockholders.

As required by Section 14A of the Exchange Act, the Board of Directors is asking our stockholders to cast a non-binding advisory vote FOR the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K including the compensation tables and narrative discussion, is hereby APPROVED.

Our Board of Directors is asking that our stockholders support this proposal, commonly referred to as the “say-on-pay” vote. Although this advisory vote is non-binding, we value the views of our stockholders and the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding our named executive officer compensation and related executive compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(PROPOSAL NO. 5 ON YOUR PROXY CARD)

NAMED EXECUTIVE OFFICER COMPENSATION

This section provides an overview of the compensation awarded to, earned by, or paid to our named executive officers in respect of their service to us for our fiscal year ended December 31, 2025. Our named executive officers are:

●	Daniel Paterson, our President and Chief Executive Officer;
●	Matthew Ros, our Former Chief Operating Officer;
●	Daniel Calkins, our Chief Financial Officer; and
●	Michael Kauffman, our President of Development.

Summary Compensation Table

The following table provides information regarding the total compensation earned by our named executive officers for fiscal years 2025 and 2024.

					Non-Equity
					Incentive
			Stock	Option	Plan	All Other
Name and			Awards	Awards	Compensation	Compensation
Principal Position	Year	Salary($)	($)(1)(2)	($)(3)	($)(4)	($)(5)	Total ($)
Daniel Paterson	2025	674,000	1,161,661	—	489,324	24,990	2,349,975
President and Chief Executive Officer	2024	648,000	981,000	527,877	356,000	23,890	2,536,767
Matthew Ros (6)	2025	455,154	585,330	—	196,425	388,254	1,625,163
Former Chief Operating Officer	2024	—	—	—	—	—	—
Daniel Calkins	2025	350,000	450,721	—	151,200	24,950	976,871
Chief Financial Officer	2024	325,000	254,079	15,241	124,000	22,690	741,010
Michael Kauffman, M.D., Ph.D. (7)	2025	30,000	62,331	75,662	—	105,000	272,993
President of Development	2024	—	—	—	—	—	—

(1)	The amounts shown in this column represent the aggregate grant date fair value of time-based and performance-based restricted stock unit awards granted during the year determined in accordance with FASB ASC Topic 718. The aggregate grant date fair value of time-based and performance-based restricted stock units was determined by multiplying the closing price of our common stock on the date of grant by the number of restricted stock units (in the case of performance-based restricted stock units, assuming all applicable milestones are achieved).
(2)	The amounts shown in this column for Messrs. Paterson, and Calkins represent restricted stock unit awards granted in the first quarter of 2025 in respect of service for 2024 and restricted stock unit awards granted in the second quarter of 2024 in respect of service for 2023. The amount shown in this column for Mr. Ros represents restricted stock units granted in April 2025 as an inducement to join the Company. The amount shown in this column for Dr. Kauffman represent restricted stock unit awards granted in May 2025 in respect of Dr. Kauffman’s service on the Board of Directors
(3)	The amounts shown in this column for Messrs. Paterson and Calkins for 2024 represent the incremental fair value of options granted to Messrs. Paterson and Calkins in exchange for eligible options held by the named executive officers in connection with a one-time option exchange program approved by our stockholders at a special meeting of stockholders held on January 17, 2024, as computed in accordance with FASB ASC Topic 718. The amount shown in this column for Dr. Kauffman for 2025 represents an option granted in May 2025 in respect of Dr. Kauffman’s service on the Board of Directors. For information regarding assumptions underlying the value of option awards, see Note 8 to our financial statements and the discussion under Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Significant Judgments and Estimates—Stock-Based Compensation,” of our 2025 Annual Report on Form 10-K.
(4)	The amounts shown for non-equity incentive plan compensation represent annual bonus amounts earned for the fiscal years ended December 31, 2025 and 2024, as applicable to the named executive officer. All bonus amounts earned for 2025 were paid in 2026. All bonus amounts earned for 2024 were paid in 2025.
(5)	The amounts shown represent: for Mr. Paterson, 401(k) plan employer contributions ($21,000 for 2025 and $20,700 for 2024), health savings account (“HSA”) contributions and life insurance premiums paid by the Company; for Dr. Kauffman, cash compensation in respect of Dr. Kauffman’s service on the Board of Directors for 2025 until his appointment as our President of Development ($105,000); for Mr. Calkins, 401(k) plan employer contributions ($20,960 for 2025 and $19,500 for 2024), HSA contributions and life insurance premiums paid by the Company; and for Mr. Ros, cash severance payments to which Mr. Ros is entitled in connection with his separation from employment ($363,750), 401(k) plan employer contributions ($20,552 for 2025), HSA contributions and life insurance premiums paid by the Company. HSA contributions and payment of life insurance premiums are broad-based benefits provided to all of our salaried employees on the same basis and do not discriminate in favor of the executive officers and are included here consistent with prior disclosure.
(6)	Mr. Ros was appointed as our Chief Operating Officer effective January 14, 2025. Mr. Ros’ employment with the Company terminated effective December 19, 2025.
(7)	Dr. Kauffman was appointed as our President of Development effective December 15, 2025. Prior to December 15, 2025, Dr. Kauffman served as a member of the Board of Directors.

Company Performance Highlights

Through the course of Mr. Paterson’s role as our President since June 20, 2019, and now Mr. Paterson’s role as our President and Chief Executive Officer since August 1, 2023, we made the strategic decision to transform the Company and focus on advancing new medicines for patients with RAS/MAPK pathway-driven cancers, which are often aggressive cancers, that despite advances in drug development, lack effective therapies targeting mutations in this pathway. Over the past five years, we have made significant progress to demonstrate that precision targeting of the RAS/MAPK pathway can deliver meaningful outcomes for patients. We secured United States (“U.S.”) Food and Drug Administration’s (“FDA”) accelerated approval of the combination of avutometinib plus defactinib, known as AVMAPKI® FAKZYNJA® CO-PACK, for patients with KRAS-mutated recurrent low-grade serous ovarian cancer (“LGSOC”). The avutometinib and defactinib combination was designed to provide a more complete blockade of the signaling that drives the growth and drug resistance of RAS/MAPK pathway-dependent tumors. We completed enrollment in the Phase 3 confirmatory trial, RAMP 301, which serves as the confirmatory study for the initial indication and has the potential to support an expanded indication regardless of KRAS mutation status. We also initiated a Phase 1/2 clinical trial evaluating VS-7375, a selective, oral KRAS G12D (ON/OFF) inhibitor, in patients with advanced KRAS G12D mutant solid tumors. Key highlights of our achievements in our pursuit of delivering novel therapies for RAS/MAPK pathway-driven cancers include:

AVMAPKI FAKZYNJA CO-PACK

●	On May 8, 2025, we received FDA approval of AVMAPKI FAKZYNJA CO-PACK (avutometinib capsules; defactinib tablets) for the treatment of adult patients with KRAS-mutated recurrent LGSOC, who received prior systemic therapy, approximately two months in advance of the Prescription Drug User Fee Act (“PDUFA”) action date of June 30, 2025.
●	AVMAPKI FAKZYNJA CO-PACK reached the market within a week of approval. The CO-PACK generated net product revenues of $30.9 million for the full year 2025, following eight months on the market.
●	In December 2023, we initiated the international confirmatory Phase 3 RAMP 301 trial evaluating the avutometinib and defactinib combination for the treatment of recurrent LGSOC with or without a KRAS mutation. The trial was fully enrolled for the primary analysis as of December 2025, will serve as a confirmatory study for the initial indication and has the potential to expand the indication for the combination regardless of KRAS mutational status. Results of the RAMP 301 trial may also support future regulatory filings outside of the U.S.

VS-7375

●	In August 2023, we entered into a collaboration and option agreement with GenFleet Therapeutics (Shanghai), Inc. (“GenFleet”) to advance three oncology discovery programs targeting RAS pathway-driven cancers.
●	In January 2025, we exercised our option to license VS-7375, a selective, oral KRAS G12D (ON/OFF) inhibitor, from GenFleet, and initiated VS-7375-101, a Phase 1/2 study in the middle of 2025. VS-7375 has a differentiated profile versus other RAS inhibitors, which we believe has potential to be best-in-class. Specifically, the dual potent inhibition of both ON and OFF states of KRAS G12D correlates with better in vivo efficacy and durability versus ON-only RAS inhibitors. The long residence time (18-24 hours) correlates with more rapid and durable suppression of pERK signaling. Finally, the once daily oral dosing in patients has achieved exposures corresponding to maximal tumor regressions across preclinical models.
●	The VS-7375-101 trial continues to enroll in both the monotherapy dose-escalation and dose-expansion cohorts and multiple dose-escalation and dose expansion combination cohorts in various solid tumors including, colorectal cancer (“CRC”), pancreatic ductal adenocarcinoma (“PDAC”), and non-small cell lung cancer (“NSCLC”). Given the early results, we believe VS-7375 has the strong potential to be the preferred agent in treating KRAS G12D-driven cancers like pancreatic, lung, and colorectal.

Avutometinib Plus Defactinib

●	In May 2025 at the American Society of Clinical Oncology (ASCO) Annual Meeting, we reported updated data from our RAMP 205 trial, which is evaluating avutometinib plus defactinib in combination with standard of care chemotherapy (gemcitabine and Nab-paclitaxel) in front-line metastatic PDAC. We selected a recommended Phase 2 dose (“RP2D”) known as “dose level 1”, which demonstrated a confirmed overall response rate (“ORR”) of 83% (10/12) patients. The RAMP 205 trial is supported by the first ever “Therapeutic Accelerator Award” from the Pancreatic Cancer Network, which is aimed at developing new drugs for patients with pancreatic cancer. In July 2024, we received orphan drug designation from the FDA for the combination for the treatment of pancreatic cancer.

Corporate

●	In 2025, we transitioned from a clinical-stage company to a fully integrated biopharmaceutical company with the launch of the AVMAPKI FAKZYNJA CO-PACK in May. In connection with this transition, we have put in place a field team consisting of sales representatives, market access professionals, and medical science liaisons.
●	In January 2025, we entered into a new credit facility with Oberland Capital Management LLC for up to $150.0 million. Oberland Capital Management LLC also made an equity investment of $7.5 million at that time.
●	In April 2025, we completed a private placement that raised net proceeds of $69.9 million from sale of shares of common stock and pre-funded warrants.
●	In November 2025, we completed a public offering that raised net proceeds of $96.9 million from the sale of shares of common stock and pre-funded warrants.
●	We reported cash and cash equivalents of $205 million as of December 31, 2025, and a pro-forma cash and cash equivalents balance of $234 million inclusive of net proceeds from the exercise of cash warrants in January 2026 of $29 million. These sources of capital, in addition to existing cash, cash equivalents, investments and ongoing product revenue provide an expected cash runway into the first half of 2027, funding the Company through several key milestones.

Competitive Market Data

Market practices are one of the considerations taken into account when determining the compensation of our executive officers. The Compensation Committee used peer group compensation data provided by Pearl Meyer, its independent compensation consultant, as a reference point in setting pay levels for executive officers for fiscal year 2025. These peers were chosen primarily based on selection criteria, as defined by the Compensation Committee. In the selection process, the Compensation Committee sought to develop a group that reflected Verastem’s then-current and projected near-term state by assembling a list of companies (i) in clinical stage development, (ii) with market capitalizations between $50 million and $1 billion, (iii) with between 20 and 200 employees as of the last fiscal year end and (iv) with less than $200 million of annual operating expenses. During the peer selection process, preference was given to Massachusetts-based companies, companies pursuing oncology indications, and companies in late-stage of clinical development. The Compensation Committee determined that our peer group to be used for 2025 compensation comparisons and decisions would be as follows:

Acrivon Therapeutics, Inc.	Kura Oncology, Inc.
Actinium Pharmaceuticals, Inc.	Leap Therapeutics, Inc.
Aura Biosciences, Inc.	Lian Bio
Cardiff Oncology, Inc.	MEI Pharma, Inc.
Celcuity Inc.	Olema Pharmaceuticals, Inc.
Cogent Biosciences, Inc.	Scholar Rock Holding Corporation
Compass Therapeutics, Inc.	Syros Pharmaceuticals, Inc.
Cullinan Oncology, Inc.	Terns Pharmaceuticals, Inc.
iTeos Therapeutics, Inc.

2025 Base Salary and Bonus

The employment agreement with each named executive officer, described below, established an initial base salary for such officer, which is subject to discretionary increase. None of our executive officers is entitled to a guaranteed salary increase. Each of our named executive officers is paid a base salary reflecting his skill set, experience, performance, role and responsibilities. The base salaries are provided to attract, retain, and reward talented executives needed to drive our business. In 2025, the Compensation Committee established the base salary for each of Dr. Kauffman and Mr. Ros at the time they commenced employment with us, and the Compensation Committee and the Board of Directors approved increases to the base salary for each of Messrs. Paterson and Calkins based on the factors described immediately above and after a review of peer group data, which indicated the base salaries for such named executive officers were below the median for our peer group in 2024. The following table sets forth the annual base salaries for each of our named executive officers as of the end of 2025 and 2024, respectively or, for Mr. Ros, as of his termination of employment:

	2024 Base	2025 Base
Name	Salary (1)	Salary (1)	Increase ($)	Increase (%)
Daniel Paterson	$648,000	$674,000	$26,000	4.0%
Matthew Ros	$—	$485,000	$—	—%
Daniel Calkins	$325,000	$350,000	$25,000	7.7%
Michael Kauffman, M.D., Ph.D.	$—	$600,000	$—	—%

(1)	As of December 31st of the applicable year, or, for Mr. Ros for 2025, as of his termination of employment in 2025. No base salary is listed for Dr. Kauffman and Mr. Ros for 2024 because they did not commence employment with us until 2025.

As described below, each named executive officer has a target annual bonus opportunity based on his base salary earned with respect to the applicable year, as set forth in his employment agreement. Our executives are provided a cash bonus incentive to promote and reward the achievement of short-term objectives that directly correlate to the enhancement of long-term stockholder value. Mr. Paterson’s 2025 target annual bonus as a percentage of his base salary was 55%. Mr. Ros’ 2025 target annual bonus as a percentage of his base salary was 45%. Mr. Calkins’ 2025 target annual bonus as a percentage of his salary was 40%, which was increased from 35% by the Compensation Committee. Annual bonuses for 2025 for our named executive officers were based on the achievement of Company performance metrics established by the Compensation Committee, as well as individual performance. For 2025, the Compensation Committee set Company performance metrics, which included:

(1) clinical development and regulatory goals,

(2) certain integrated commercialization goals, and

(3) certain enterprise value goals

The bonus payout amount for Mr. Paterson was calculated and approved by the Board of Directors. The bonus payout amount for each of Messrs. Calkins and Ros was calculated and approved by the Compensation Committee. Dr. Kauffman did not receive a bonus for 2025 as he commenced employment in December 2025. The bonus payout amounts for Messrs. Paterson, Calkins, and Ros for 2025 were based on the achievement of our 2025 corporate goals at 120% of target, as well as an assessment of each named executive officer’s individual performance with respect to the achievement of our 2025 corporate goals:

	Target
Name	Bonus	Bonus Payout
Daniel Paterson	$370,700	$489,324
Matthew Ros	$190,229	$196,425
Daniel Calkins	$140,000	$151,200

2025 Equity-Based Compensation

Our use of equity awards is intended to align our named executive officers’ interests with the interests of our stockholders by providing an incentive to increase long-term stockholder value. Furthermore, we believe that in the biopharmaceutical industry, equity awards are a primary motivator to attract and retain executives. We determine the size and frequency of awards based on numerous factors, including the executive’s skills and experience, the executive’s responsibilities, internal comparability, and competitive market data. Additionally, we believe that our use of long-term incentive awards is a key mechanism to reward successful performance by our named executive officers.

Annual Grants

On January 10, 2025, the Company granted Mr. Paterson and Mr. Calkins a time-based restricted stock unit award (100,000 restricted stock units for Mr. Paterson, and 38,880 restricted stock units for Mr. Calkins) and a performance-based restricted stock unit award (66,666 performance based restricted stock units for Mr. Paterson and 25,866 performance based restricted stock units for Mr. Calkins), in each case, in respect of services performed in 2024. The time-based restricted stock unit awards vest as to 33.3% of the restricted stock units on each of the first three anniversaries of the grant date such that the award will become fully vested on January 10, 2028, generally subject to the named executive officer’s continued service with the Company through the applicable vesting date. The performance-based restricted stock unit awards vest as to 100% of the restricted stock units if the Company achieves 105% of its forecasted sales for AVMAPKI FAKZYNJA CO-PACK for the twelve months following the Company’s launch of AVMAPKI FAKZYNJA CO-PACK, generally subject to the named executive officer’s continued service with the Company on the applicable vesting date.

On April 1, 2025, in connection with his appointment as Chief Operating Officer, the Company granted Mr. Ros 50,000 time-based restricted stock units under the 2014 Inducement Award Program and 33,333 performance-based restricted stock units. The time-based restricted stock units vest as to 25% of the restricted stock units on April 1, 2026 and as to 6.25% of the restricted stock units at the end of each successive three-month period thereafter, such that the award will become fully vested on April 1, 2029, generally subject to Mr. Ros’s continued service with the Company through the applicable vesting date. The performance-based restricted stock units vest as to 100% of the restricted stock units if the Company achieves 105% of forecasted sales for AVMAPKI FAKZYNJA CO-PACK for the twelve months following the Company’s launch of AVMAPKI FAKZYNJA CO-PACK, generally subject to Mr. Ros continuing service with the Company on the applicable vesting date. All unvested restricted stock units and performance-based restricted stock units held by Mr. Ros were forfeited when Mr. Ros’ employment with the Company terminated effective December 19, 2025.

On May 22, 2025, in connection with his service as a member of the Board of Directors, the Company granted Dr. Kauffman 8,333 restricted stock units and an option to purchase 12,500 shares of our common stock. The restricted stock units and option, in each case, vest in twelve equal installments, the first eleven (11) of which vest on the last day of each month between June 2025 and April 2026, and the last installment of which vests on the earlier of (i) the day before the Annual Meeting or (ii) May 31, 2026, generally subject to Dr. Kauffman’s continued service with the Company through the applicable vesting date.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by each of our named executive officers that were outstanding as of December 31, 2025.

			Equity incentive							Equity incentive		Equity Incentive
			plan awards:							Plan Awards:		Plan Awards:
	Number of	Number of	number of						Market	Number		Market Value of
	Securities	Securities	securities				Number of		value	of		Unearned Shares
	Underlying	Underlying	underlying	Option			shares of		of shares of	Unearned Shares		of stock
	Unexercised	unexercised	unexercised	Exercise		Option	stock that		stock that	of stock		That Have
	Options	options	unearned	Price		expiration	have not		have not	That Have		not
Name	exercisable (#)	unexercisable (#)	options (#)	($/share)		date	vested (#)		vested ($) (1)	Not Vested (#)		Vested ($) (1)
Daniel Paterson	81,653	58,420	—	$7.97	(2)	1/27/2033	—		—	—		—
	56,250	43,750	—	$10.44	(3)	8/2/2033	—		—	—		—
	10,430	13,413	—	$11.44	(4)	3/11/2034	—		—	—		—
	72,066	72,071	—	$11.44	(5)	3/11/2034	—		—	—		—
	12,499	—	—	$14.40	(6)	1/8/2027	—		—	—		—
	—	—	6,250	$42.12	(7)	1/3/2029	—		—	—		—
	—	—	—	—		—	100,000	(8)	$772,000			—
	—	—	—	—		—	—		—	66,666	(9)	$514,662
	—	—	—	—		—	100,000	(10)	$772,000	—		—
	—	—	—	—		—	21,875	(11)	$168,875	—		—
Daniel Calkins	12,500	12,500	—	$6.89	(12)	10/24/2033	—		—	—		—
	9,455	4,295	—	$7.97	(2)	1/27/2033	—		—	—		—
	3,555	820	—	$10.50	(13)	10/3/2032	—		—	—		—
	512	663	—	$11.44	(4)	3/11/2034	—		—	—		—
	2,704	2,709	—	$11.44	(5)	3/11/2034	—		—	—		—
	—	—	—	—		—	38,800	(8)	$299,536	—		—
	—	—	—	—		—	—		—	25,866	(9)	$199,686
	—	—	—	—		—	25,900	(10)	$199,948	—		—
	—	—	—	—		—	546	(14)	$4,215	—		—
Michael Kauffman, M.D., Ph.D.	5,208	—	—	$12.84	(15)	6/22/2032	—		—	—		—
	5,208	—	—	$5.04	(16)	5/15/2033	—		—	—
	12,500	—	—	$3.27	(17)	6/18/2034	—		—	—		—
	7,291	5,209	—	$7.48	(18)	5/22/2035	—		—	—		—
	8,035	8,043	—	$11.44	(5)	3/11/2034	—		—	—		—
	—	—	—	—		—	3,473	(19)	$26,812	—		—

(1)	This amount was calculated by multiplying the number of restricted stock units subject to the award by the closing price of our common stock on December 31, 2025 ($7.72), the last trading day of fiscal year 2025.
(2)	This option was granted on January 27, 2023. The option vested as to 25% of the shares underlying the award on the first anniversary of the grant date and, thereafter, vests as to 6.25% of the shares underlying the award at the end of each successive three-month period after such date, until the fourth anniversary of the grant date, generally subject to continued employment through the applicable vesting date.
(3)	This option was granted on August 2, 2023. The option vested as to 25% of the shares underlying the award on the first anniversary of the grant date and, thereafter, vests as to 6.25% of the shares underlying the award at the end of each successive three-month period after such date, until the fourth anniversary of the grant date, generally subject to continued employment through the applicable vesting date.
(4)	This option was granted on March 11, 2024. The option vested as to 25% of the shares underlying the award on the first anniversary of the grant date and, thereafter, vests as to 6.25% of the shares underlying the award at the end of each successive three-month period after such date, until the fourth anniversary of the grant date, generally subject to continued employment through the applicable vesting date.
(5)	This option was granted on March 11, 2024. The option vested as to 50% of the shares underlying the award on March 11, 2025, and vested as to the remaining 50% of the shares underlying the award on March 11, 2026.
(6)	This option was granted on January 8, 2017. The option vested as to 25% of the shares underlying the award on the first anniversary of the grant date and, thereafter, vested as to 6.25% of the shares underlying the award at the end of each successive three-month period after such date until the fourth anniversary of the grant date.
(7)	This option was granted on January 3, 2019. The option vests as to: (a) 40% of the shares underlying the option upon the date on which the closing price per share of the common stock is at least $120.00 on at least twenty (20) (whether or not consecutive) of the preceding thirty (30) trading days, (b) 40% of the shares underlying the option upon the date on which the closing price per share of the common stock is at least $180.00 on at least twenty (20) (whether or not consecutive) of the preceding thirty (30) trading days, and (c) 20% of the shares underlying the option upon the date on which the closing price per share of the common stock is at least $240.00 on at least twenty (20) (whether or not consecutive) of the preceding thirty (30) trading days, in each case, generally subject to continued employment through the applicable vesting date.
(8)	This restricted stock unit award was granted on January 10, 2025. The restricted stock unit award vests as to 33.3% of the restricted stock units on each of the first three anniversaries of the grant date, such that the award is fully vested on the third anniversary of the grant date, generally subject to continued employment through the applicable vesting date.
(9)	This restricted stock unit award was granted on January 10, 2025. The restricted stock unit award vests as to 100% of the restricted stock units if the Company achieves 105% of forecasted sales for AVMAPKI FAKZYNJA CO-PACK for the twelve months following the Company’s launch of AVMAPKI FAKZYNJA CO-PACK, generally subject to continued employment through the applicable vesting date.
(10)	This restricted stock unit award was granted on June 18, 2024. The restricted stock unit award vested as to 33.3% of the restricted stock units on the first anniversary of the grant date and, thereafter, vests as to 33.3% of the restricted stock units on each of the second and third anniversaries of the grant date such that the award is fully vested on the third anniversary of the grant date, generally subject to continued employment through the applicable vesting date.
(11)	This restricted stock unit award was granted on August 2, 2023. The restricted stock unit award vested as to 25% of the shares underlying the award on the first anniversary of the grant date and, thereafter, vests as to 6.25% of the shares underlying the award at the end of each successive three-month period after such date, through the fourth anniversary of the grant date, generally subject to continued employment through the applicable vesting date.
(12)	This option was granted on October 24, 2023. The option vested as to 25% of the shares underlying the option on the first anniversary of the grant date and, thereafter, vests as to 6.25% of the shares underlying the option at the end of each successive three-month period following the first anniversary of the grant date until the fourth anniversary of the grant date, generally subject to continued employment through the applicable vesting date.
(13)	This option was granted on October 3, 2022. The option vested as to 25% of the shares underlying the option on September 19, 2023 and, thereafter, vests as to 6.25% of the shares underlying the option at the end of each successive three-month period after such date until September 19, 2026, generally subject to continued employment through the applicable vesting date.
(14)	This restricted stock unit award was granted on October 3, 2022. The restricted stock unit award vested as to 25% of the restricted stock units on September 19, 2023 and, thereafter, vests as to 6.25% of the shares underlying the award at the end of each successive three-month period after such date, through September 19, 2026, generally subject to continued employment through the applicable vesting date.
(15)	This option was granted on June 22, 2022. The option vested in twelve equal installments on the last day of each month between June 2022 and May 2023.
(16)	The option was granted on May 15, 2023. The option vested in twelve equal installments, the first eleven (11) of which vested on the last day of each month between June 2023 and April 2024, and the last installment of which vested on May 23, 2024.

(17)	This option was granted on June 18, 2024. The option vested in twelve equal installments, the first eleven (11) of which vested on the last day of each month between June 2024 and April 2025, and the last installment of which vested on May 22, 2025.
(18)	This option was granted on May 22, 2025. The option vests in twelve equal installments, the first eleven (11) of which vest on the last day of each month between June 2025 and April 2026, and the last installment of which vests on the earlier of (i) the day before the Annual Meeting or (ii) May 31, 2026, generally subject to continued service with the Company through the applicable vesting date.
(19)	This restricted stock unit was granted on May 22, 2025. The restricted stock unit vests in twelve equal installments, the first eleven (11) of which vest on the last day of each month between June 2025 and April 2026, and the last installment of which vests on the earlier of (i) the day before the Annual Meeting or (ii) May 31, 2026, generally subject to continued service with the Company through the applicable vesting date.

Agreements with Named Executive Officers

We have entered into an employment agreement with each of our currently employed named executive officers. Each of the employment agreements provides that employment will continue for an indefinite period until either the Company or the employee provides written notice of termination in accordance with the terms of the agreement. The terms “cause”, “good reason” and “change of control” referred to below are defined in each named executive officer’s employment agreement.

Daniel Paterson

In connection with his appointment to Chief Executive Officer, effective as of August 1, 2023, Mr. Paterson entered into an employment agreement with the Company that supersedes his prior employment agreement. Pursuant to his new employment agreement, Mr. Paterson is entitled to an initial base salary (which has subsequently been increased, as described above) and is eligible for a target annual bonus of 55% of his annual base salary, with the actual amount of any bonus paid to be determined by the Board of Directors or the Compensation Committee.

Subject to Mr. Paterson’s execution of an effective release of claims, if Mr. Paterson’s employment is terminated by the Company without cause or by Mr. Paterson for good reason, he will be entitled to receive the following severance benefits: (1) twelve (12) months of base salary continuation, (2) if Mr. Paterson exercises his right to continue participation in our health and dental plans under the federal law known as COBRA, a monthly cash amount equal to the full premium cost of that participation for twelve (12) months (or, if earlier, until the time when Mr. Paterson becomes eligible to enroll in the health or dental plan of a new employer), (3) a pro-rata portion of his target annual bonus amount for the year in which the termination occurs, calculated based on the number of days Mr. Paterson was employed by us in such year, (4) accelerated vesting of the portion of any outstanding stock options, restricted stock, and restricted stock units held by Mr. Paterson that, by their terms, vest only based on the passage of time and that would have vested during the twelve (12)-month period following the termination of his employment and (5) any bonus which has been awarded, but not yet paid on the date of termination.

If Mr. Paterson’s employment is terminated by the Company without cause or by Mr. Paterson for good reason, in either case within ninety (90) days prior to or within eighteen (18) months following, a change of control, subject to Mr. Paterson’s execution and non-revocation of an effective release of claims, he will instead be entitled to receive the following severance benefits: (1) a lump sum amount equal to eighteen (18) months of his base salary, (2) if Mr. Paterson exercises his right to continue participation in our health and dental plans under the federal law known as COBRA, a monthly cash amount equal to the full premium cost of that participation for eighteen (18) months (or, if earlier, until the time when Mr. Paterson becomes eligible to enroll in the health or dental plan of a new employer), (3) a pro-rata portion of his target annual bonus amount for the year in which the termination occurs, calculated based on the number of days Mr. Paterson was employed by us in such year, (4) accelerated vesting of all outstanding stock options, restricted stock and restricted stock units held by Mr. Paterson that, by their terms, vest only based on the passage of time and (5) any bonus which has been awarded, but not yet paid on the date of termination. In addition, upon a change of control, any then-unvested stock options, restricted stock and restricted stock units which were outstanding as of August 1, 2023, the effective date of the employment agreement, and which, by their terms, vest based on the achievement of specified performance criteria will vest to the extent they are not assumed or continued by the acquirer in such change of control.

Matthew Ros

Prior to his termination of employment, Mr. Ros had been party to an employment agreement with the Company, under which he was entitled to an initial base salary and eligible to receive a target annual bonus equal to a percentage of his annual base salary. Mr. Ros’ employment with the Company terminated effective December 19, 2025.

In connection with Mr. Ros’ termination of employment, Mr. Ros entered into a Separation Agreement with the Company, effective December 19, 2025 (the “Ros Separation Agreement”). Under the Ros Separation Agreement, in exchange for a release of claims and subject to Mr. Ros’s compliance with his restrictive covenant obligations, Mr. Ros will receive the following severance payments and benefits: (i) $363,750, equal to nine months of Mr. Ros’ base salary at his final base rate of pay, paid in roughly equal installments for a period of nine (9) months; (ii) if Mr. Ros exercises his right to continue participation in the Company’s health and dental plans under the federal law known as COBRA, a monthly cash amount equal to the full premium cost of that participation for nine months (or, if earlier, until the time when Mr. Ros becomes eligible to enroll in the health or dental plan of a new employer) and (iii) an annual bonus in respect of 2025, pro-rated for the portion of the year during which Mr. Ros was employed by the Company ($196,425).

Daniel Calkins

In connection with his appointment to Chief Financial Officer, effective as of October 24, 2023, Mr. Calkins entered into an employment agreement with the Company that supersedes his prior employment agreement. Pursuant to his new employment agreement, Mr. Calkins is entitled to an initial base salary (which has subsequently been increased, as described above) and is eligible for a target annual bonus equal to a percentage of his annual base salary, which has subsequently been increased, with the actual amount of any bonus paid to be determined by the Board of Directors or the Compensation Committee.

Subject to Mr. Calkins’ execution of an effective release of claims, if Mr. Calkins’ employment is terminated by the Company without cause or by Mr. Calkins for good reason, he will be entitled to receive the following severance benefits: (1) nine (9) months of base salary continuation, (2) if Mr. Calkins exercises his right to continue participation in our health and dental plans under the federal law known as COBRA, a monthly cash amount equal to the full premium cost of that participation for nine (9) months (or, if earlier, until the time when Mr. Calkins becomes eligible to enroll in the health or dental plan of a new employer), and (3) any bonus which has been awarded, but not yet paid, on the date of termination.

If Mr. Calkins’ employment is terminated by the Company without cause or by Mr. Calkins for good reason, in either case within ninety (90) days prior to or within eighteen (18) months following, a change of control, subject to Mr. Calkins’ execution and non-revocation of an effective release of claims, he will instead be entitled to receive the following severance benefits: (1) a lump sum amount equal to twelve (12) months of his base salary, (2) if Mr. Calkins exercises his right to continue participation in our health and dental plans under the federal law known as COBRA, a monthly cash amount equal to the full premium cost of that participation for twelve (12) months (or, if earlier, until the time when Mr. Calkins becomes eligible to enroll in the health or dental plan of a new employer), (3) a pro-rata portion of his target annual bonus amount for the year in which the termination occurs, calculated based on the number of days Mr. Calkins was employed by us in such year, (4) accelerated vesting of all outstanding stock options, restricted stock and restricted stock units held by Mr. Calkins that, by their terms, vest only based on the passage of time, and (5) any bonus which has been awarded, but not yet paid on the date of termination. In addition, upon a change of control, any then unvested stock options, restricted stock and restricted stock units which were outstanding as of October 24, 2023, the effective date of the employment agreement, and which, by their terms, vest based on the achievement of specified performance criteria will vest to the extent they are not assumed or continued by the acquirer in such change of control.

Michael Kauffman, M.D., Ph.D

In connection with his with his appointment to President of Development, effective as of December 15, 2025, Dr. Kauffman entered into an employment agreement with the Company. Pursuant to his employment agreement, Dr. Kauffman is entitled to an initial base salary of $600,000 and is eligible for a target annual bonus of 50% of his annual base salary, with the actual amount of any bonus paid to be determined by the Board of Directors or the Compensation Committee.

Subject to Dr. Kauffman’s execution of an effective release of claims, if Dr. Kauffman’s employment is terminated by the Company without cause or by Dr. Kauffman for good reason, he will be entitled to receive the following severance benefits: (1) ten (10) months of base salary continuation, (2) if Dr. Kauffman exercises his right to continue participation in our health and dental plans under the federal law known as COBRA, a monthly cash amount equal to the full premium cost of that participation for nine (9) months (or, if earlier, until the time when Dr. Kauffman becomes eligible to enroll in the health or dental plan of a new employer), and (3) any bonus which has been awarded, but not yet paid, on the date of termination.

If Dr. Kauffman’s employment is terminated by the Company without cause or by Dr. Kauffman for good reason, in either case within ninety (90) days prior to or within eighteen (18) months following, a change of control, subject to Dr. Kauffman’s execution and non-revocation of an effective release of claims, he will instead be entitled to receive the following severance benefits: (1) a lump sum amount equal to twelve (12) months of his base salary, (2) if Dr. Kauffman exercises his right to continue participation in our health and dental plans under the federal law known as COBRA, a monthly cash amount equal to the full premium cost of that participation for twelve (12) months (or, if earlier, until the time when Dr. Kauffman becomes eligible to enroll in the health or dental plan of a new employer), (3) a pro-rata portion of his target annual bonus amount for the year in which the termination occurs, calculated based on the number of days Dr. Kauffman was employed by us in such year, (4) accelerated vesting of all outstanding stock options, restricted stock and restricted stock units held by Dr. Kauffman that, by their terms, vest only based on the passage of time, and (5) any bonus which has been awarded, but not yet paid on the date of termination. In addition, upon a change of control, any then unvested stock options, restricted stock and restricted stock units which, by their terms, vest based on the achievement of specified performance criteria will vest to the extent they are not assumed or continued by the acquirer in such change of control.

Employee Benefit Plans

We currently provide broad-based health and welfare benefits that are available to all of our employees, including our currently employed named executive officers, including medical, dental, vision, life and disability insurance. We maintain a defined contribution retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(a) of the Internal Revenue Code of 1986. Employee contributions may be made on a pre-tax basis or after-tax (Roth) basis. The 401(k) plan provides for employer matching contributions equal to 100% of employee deferral contributions up to a deferral rate of 6% of eligible compensation. Other than the 401(k) plan, we do not provide any qualified or non-qualified retirement or deferred compensation benefits to our employees, including our currently employed named executive officers.

No “Gross-Ups” in Existing Agreements

We do not now, and expect not to in the future, provide tax “gross-ups” for compensation, perquisites or other benefits provided to our executive officers in their agreements with us.

Prohibition on Hedging and/or Pledging our Common Stock

We prohibit our employees, including our executive officers, consultants and directors from engaging in short sales of Company securities; purchasing or selling puts, calls or other derivative securities based on our securities; and entering into hedging transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds.

Insider Trading Policy

We have adopted an insider trading policy that governs the purchase, sale, and other dispositions of our securities by our directors, officers and employees, and other covered persons. The insider trading policy also applies to transactions by the Company in its securities. We believe that the insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and the listing standards of Nasdaq. The foregoing summary of the insider trading policy does not purport to be complete and is qualified in its entirety by reference to the full text of the insider trading policy, which is included as Exhibit 19.1 in our Annual Report on Form 10-K, filed with the SEC on March 20, 2025.

Policy on Clawback and Recovery of Compensation

Effective in October 2023, we adopted a clawback policy (the “Clawback Policy”) aligned with the requirements of the Dodd-Frank Act, final SEC rules and applicable Nasdaq listing standards, which covers our current and former executive officers subject to Section 16 of the Securities Exchange Act of 1934, as amended, including our named executive officers. Under the Clawback Policy, if there is a restatement of our financial results, certain incentive-based compensation paid or awarded to covered employees will be subject to cancellation and/or repayment if the amount of such compensation was calculated based upon the achievement of financial results that were the subject of the restatement and the amount of such compensation that would have been received by the covered employees had the financial results been properly reported would have been lower than the amount actually awarded.

Payments on Termination of Employment or Change of Control

Each of our currently employed named executive officers is a party to an employment agreement with us that provides for certain payments and benefits in connection with a qualifying termination of his employment, including in the context of a change of control, as described in “Agreements with Named Executive Officers” above. Mr. Ros is a party to the Ros Separation Agreement which provides for certain payments and benefits in connection with the termination of his employment, as described in “Agreements with Named Executive Officers” above.

In addition, other than in respect of certain performance-based awards, in the event of a change of control, any portion of an equity award held by an employee (including an award held by any named executive officer) that is outstanding and unvested immediately prior to the change of control will become fully vested and, if applicable, exercisable, immediately prior to such change of control.

Policies and Practices Related to the Timing of Equity Grants

We generally grant annual equity-based awards to our executive officers in the first quarter of the following year, although the exact timing may change from year to year. The Compensation Committee or the Board of Directors may also grant equity awards, including stock options, at different times of the year to new hires and in connection with promotions or other job changes. Neither the Compensation Committee nor the Board of Directors grants equity awards in anticipation of the release of material non-public information and we have not timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation.

During 2025, we did not grant any stock options to any named executive officer.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2025. As of December 31, 2025, we had four equity compensation plans, the

2021 Plan, the 2012 Plan, an inducement award program, and the 2018 ESPP. Each of the 2021 Plan, the 2012 Plan and the 2018 ESPP was approved by our stockholders.

Number of
Securities
Remaining
	Number of		Available for
	Securities to	Weighted-	Future
	be Issued	Average	Issuance
	Upon	Exercise	Under Equity
	Exercise of	Price of	Compensation
	Outstanding	Outstanding	Plans
	Options,	Options,	(Excluding
	Warrants,	Warrants,	Securities in
	and Rights	and Rights	Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)(2)	3,657,946	$10.41	1,610,932
Equity compensation plans not approved by security holders(1)(3)	686,384	$10.93	508,330
Total(1)	4,344,330	$10.53	2,119,262

(1)	Reflects outstanding equity awards and weighted-average exercise price of outstanding options to purchase shares of our common stock as of December 31, 2025.
(2)	Includes information regarding the 2021 Plan, the 2012 Plan, and the 2018 ESPP.
(3)	Includes equity awards granted to new employees in accordance with Nasdaq Listing Rule 5635(c)(4) as an inducement material to such employees entering into employment with the Company. The terms of the equity awards are consistent with equity awards granted under the Company’s 2021 Plan. The number of shares remaining available for future issuance reflects shares reserved by the Board of Directors for future issuance to new employees in accordance with Nasdaq Listing Rule 5635(c)(4) as an inducement material to such employees entering into employment with the Company.

Pay versus Performance

As required by applicable SEC regulations, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our company.

							Value of
					Average		Initial Fixed
	Summary		Summary		Summary		$100
	Compensation		Compensation		Compensation		Investment
	Table Total		Table Total		Table Total	Average	Based On
	for Principal	Compensation	for Principal	Compensation	for Non-PEO	Compensation	Total
	Executive	Actually Paid	Executive	Actually Paid	Named	Actually Paid	Shareholder	Net Income/
	Officer (“PEO”)(1)	to PEO(2)	Officer (“PEO”)(1)	to PEO(2)	Executive	to Non-PEO	Return	(Loss) (in
Year	Daniel Paterson	Daniel Paterson	Brian Stuglik	Brian Stuglik	Officers (“NEOs”)(3)	NEOs(4)	(“TSR”)(5)	thousands)(6)
2025	$2,349,975	$3,776,701	$—	$—	$958,342	$863,228	$159.83	$(209,471)
2024	$2,536,767	$2,378,603	$—	$—	$741,010	$791,883	$107.03	$(130,637)
2023	$3,626,857	$3,244,577	$2,021,126	$2,202,015	$622,564	$659,974	$168.52	$(87,367)

(1)	The dollar amounts reported in these columns are the amounts of total compensation reported for Mr. Paterson for 2025, 2024 and 2023, and Mr. Stuglik for 2023, for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the “Summary Compensation Table” for additional details for Mr. Paterson’s compensation.
(2)	The dollar amounts reported in these columns represent the amount of “compensation actually paid” to Mr. Paterson in 2025, 2024 and 2023, and Mr. Stuglik for 2023, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the applicable PEO during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Paterson’s total compensation for 2025, 2024 and 2023, and Mr. Stuglik’s total compensation for 2023, to determine the compensation actually paid:

	Reported
	Summary	Reported
	Compensation	Value of	Equity Award	Compensation
	Table Total	Equity	Adjustments(b)	Actually Paid
Year and PEO	for PEO	Awards (a)	(c)	to PEO ($)
2025	$2,349,975	$(1,161,661)	$2,588,387	$3,776,701
2024	$2,536,767	$(1,508,877)	$1,350,713	$2,378,603
2023 - Daniel Paterson	$3,626,857	$(2,729,267)	$2,346,987	$3,244,577
2023 - Brian Stuglik	$2,021,126	$(1,126,484)	$1,307,373	$2,202,015

a)	The reported value of equity awards represents the total of the amounts reported in the “Option Awards” and “Stock Awards” columns in the “Summary Compensation Table” for the applicable year.
b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change in fair value as of the end of the applicable year (from the end of the prior fiscal year) of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date and; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year). The amounts deducted or added in calculating the equity award adjustments are as follows:

		Fair Value	Year over
		(as of	Year Change		Year over
	Year End	Prior Year End)	in Fair Value	Fair Value	Year Change
	Fair Value of	of	of	as of Vesting	in Fair Value
	Outstanding	Previously Granted	Outstanding	Date of	of Equity
	and Unvested	Equity Awards	and Unvested	Equity	Awards
	Equity	That Failed to	Equity	Awards	Granted in
	Awards	Meet Vesting	Awards	Granted and	Prior Years	Total Equity
	Granted in	Conditions	Granted in	Vested in the	that Vested	Award
	the Year	in the Year	Prior Years	Year	in the Year	Adjustments
Year and PEO	($)	($)	($)	($)	($)	($)
2025	$1,286,662	$—	$639,101	$—	$662,624	$2,588,387
2024	$2,116,117	$(110,429)	$(633,861)	$—	$(21,114)	$1,350,713
2023 - Daniel Paterson	$2,210,626	$—	$100,998	$—	$35,363	$2,346,987
2023 - Brian Stuglik	$1,076,779	$—	$185,465	$—	$45,129	$1,307,373

c)	For the equity values included in “Equity Award Adjustments”, the valuation assumptions used to calculate fair values of stock options were materially different from those disclosed at the time of the grant of the stock options. We estimated the fair value of stock options at each applicable vesting date and the year-end date utilizing a binomial lattice model. Key inputs included the contractual terms of each agreement such as vesting date, maturity date, and exercise price, while additional key inputs included the closing stock price, volatility, dividend rates, risk free rates, and an early-exercise factor which were all determined as of the revaluation date.
(3)	The dollar amounts reported in this column represent the average of the amounts reported for our non-PEO named executive officers as a group for each corresponding year in the “Total” column of the Summary Compensation Table. The names of each of the named executive officers included for purposes of calculating the average amounts in each applicable year are as follows: 2025: Dr. Kauffman, and Messrs. Calkins and Ros, 2024: Mr. Calkins and 2023: Mr. Calkins.
(4)	The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the non-PEO named executive officers as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the non-PEO named executive officers as a group for each year to determine the compensation actually paid, using the same methodology and valuation assumptions described above in Note (2):

	Reported
	Summary
	Compensation	Reported		Average Compensation
	Table Average Total	Value of	Equity	Actually Paid
	for Non-PEO	Equity	Award	to Non-PEO
Year	NEOs	Awards	Adjustments	NEOs ($)
2025	$958,342	$(391,348)	$296,234	$863,228
2024	$741,010	$(269,320)	$320,193	$791,883
2023	$622,564	$(220,731)	$258,141	$659,974

a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

		Fair Value	Year over
		(as of	Year Change		Year over
	Year End	Prior Year End)	in Fair Value	Fair Value	Year Change
	Fair Value of	of	of	as of Vesting	in Fair Value
	Outstanding	Previously Granted	Outstanding	Date of	of Equity
	and Unvested	Equity Awards	and Unvested	Equity	Awards
	Equity	That Failed to	Equity	Awards	Granted in
	Awards	Meet Vesting	Awards	Granted and	Prior Years
	Granted in	Conditions	Granted in	Vested in the	that Vested	Total Equity Award
	the Year	in the Year	Prior Years	Year	in the Year	Adjustments
Year	($)	($)	($)	($)	($)	($)
2025	$184,113	$—	$35,013	$26,009	$51,099	$296,234
2024	$423,896	$(5,497)	$(76,382)	$—	$(21,824)	$320,193
2023	$234,163	$—	$20,794	$—	$3,184	$258,141

(5)	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our Company’s share price at the end and the beginning of the measurement period by our Company’s share price at the beginning of the measurement period. No dividends were paid on stock or option awards in 2025, 2024 or 2023.
(6)	The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid,” as computed in accordance with Item 402(v) of Regulation S-K, for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

We do not utilize TSR or net loss in our executive compensation program. However, we do utilize several other performance measures to align executive compensation with our performance. As described in more detail above in the section “Company Performance Highlights” and “2025 Base Salary and Bonus”, our named executive officers are eligible to receive compensation that consists in part of annual performance-based cash bonuses that are designed to (i) provide appropriate incentives to our executive officers to achieve defined annual corporate goals and (ii) reward our executive officers for individual achievement towards these goals. Additionally, we view equity awards, which are an integral part of our executive compensation program, as reflective of Company performance because, despite not being directly tied to TSR, they provide value if the market price of our common stock increases, and if the executive officer continues in our employment over the vesting period. These equity awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to continue in our employment for the long-term.

With respect to net income (loss), because we were not a commercial-stage company until the launch of AVMAPKI FAKZYNJA CO-PACK and did not have any revenue until 2025, other than revenue associated with our sale of COPIKTRA to Secura Bio, Inc., our Company has not historically looked to net income (loss) as a performance measure for our executive compensation program.

The following graph illustrates the relationship during 2025, 2024 and 2023 of the “compensation actually paid” for our PEO and other non-PEO named executive officers to our TSR, as calculated pursuant to SEC rules:

The following graph illustrates the relationship during 2025, 2024 and 2023 of the “compensation actually paid” for our PEO and other non-PEO named executive officers to our net income (loss), as calculated pursuant to SEC rules:

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information as of March 24, 2026 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each named executive officer (as set forth in the Summary Compensation Table above), and all directors and executive officers as a group.

Shares of common stock subject to options, restricted stock units or other rights to purchase which are now exercisable or are exercisable within 60 days after March 24, 2026 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. As of March 24, 2026, there were 87,842,899 shares of common stock outstanding.

		Percentage of
		shares
	Number of shares	beneficially
Name and address of beneficial owner	beneficially owned	owned
5% stockholders:
Entities associated with RTW Investments, LP (1) 40 10th Avenue, Floor 7 New York, New York 10014	8,879,740	9.99%
Entities associated with Deep Track Capital, LP. (2) 200 Greenwich Avenue, 3rd Floor Greenwich, CT 06830	9,112,314	9.99%
Entities associated with BlackRock, Inc. (3) 50 Hudson Yards, New York, NY 10001	4,752,842	5.41%
Entities associated with Balyasny Asset Management L.P. (4) 444 West Lake Street, 50th Floor Chicago, IL 60606	4,767,254	5.33%

Directors and Executive Officers
Daniel Paterson (5)	577,601	*
Brian M. Stuglik, R. Ph (6)	450,008	*
Robert Gagnon (7)	200,079	*
Daniel Calkins (8)	89,768	*
Michael Kauffman, M.D., Ph.D. (9)	66,973	*
Eric Rowinsky, M.D. (10)	61,528	*
John Johnson (11)	58,894	*
Anil Kapur (12)	58,735	*
Michelle Robertson (13)	55,636	*
Karin Tollefson, PharmD (14)	55,553	*
Paul Bunn, M.D.(15)	50,208	*

All executive officers and directors as a group (11 persons) (16)	1,724,983	1.94%

*Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)	Information is based on the Schedule 13G/A filed with the SEC on February 17, 2026, by RTW Investments, LP (“RTW”) and information made available to us. RTW and its related entities beneficially hold (i) 7,836,346 shares of common stock, and 5,714,285 pre-funded warrants to purchase shares of common stock. The pre-funded warrants are subject to terms that limit conversion, if, after such conversion, RTW and its affiliates would beneficially own more than 9.99% of the number of shares of common stock then issued and outstanding. As a result of the limitation in the previous sentence, for purposes of the table above, only 1,043,394 shares of common stock issuable upon the exercise of the pre-funded warrants beneficially owned by RTW and its related entities are reflected.
(2)	Information is based on Schedule 13F filed on February 13, 2026 by Deep Track Capital, LP. (“Deep Track Capital”) and information made available to us. Deep Track Capital and its related entities beneficially hold (i) 5,740,850 shares of common stock, and 3,870,000 pre-funded warrants to purchase shares of common stock. The pre-funded warrants are subject to terms that limit conversion, if, after such conversion, Deep Track Capital and its affiliates would beneficially own more than 9.99% of the number of shares of common stock then issued and outstanding. As a result of the limitation in the previous sentence, for purposes of the table above, only 3,371,464 shares of common stock issuable upon the exercise of the pre-funded warrants beneficially owned by Deep Track Capital and its related entities are reflected.
(3)	Information is based on Schedule 13F filed with the SEC on February 12, 2026 by BlackRock, Inc. (“BlackRock”). BlackRock and its affiliates hold 4,752,842 shares of common stock.
(4)	Information is based on Schedule 13G/A filed with the SEC on February 17, 2026 by Balyasny Asset Management Holdings L.P. (“Balyasny”) and information made available to us. Balyasny and its affiliates hold (i) 3,195,826 shares of common stock and (ii) 1,571,428 pre-funded warrants to purchase 1,571,428 shares of common stock.
(5)	Consists of 16,094 shares of common stock held by The Paterson 1996 Living Trust, 212,025 shares of common stock held by Mr. Paterson, 346,357 shares of common stock issuable upon the exercise of stock options within 60 days of March 24, 2026 and 3,125 shares of common stock issuable pursuant to vesting of restricted stock units within 60 days of March 24, 2026.
(6)	Consists of 99,063 shares of common stock held by Mr. Stuglik, 349,556 shares of common stock issuable upon the exercise of stock options within 60 days of March 24, 2026 and 1,389 shares of common stock issuable pursuant to vesting of restricted stock units within 60 days of March 24, 2026.
(7)	Consists of 39,594 shares of common stock held by Mr. Gagnon, 159,096 shares of common stock issuable upon the exercise of stock options within 60 days of March 24, 2026 and 1,389 shares of common stock issuable pursuant to vesting of restricted stock units within 60 days of March 24, 2026.
(8)	Consists of 52,960 shares of common stock held by Mr. Calkins, 36,626 shares of common stock issuable upon the exercise of stock options within 60 days of March 24, 2026 and 182 shares of common stock issuable pursuant to vesting of restricted stock units within 60 days of March 24, 2026.
(9)	Consists of 15,132 shares of common stock held by Dr. Kauffman, 50,452 shares of common stock issuable upon the exercise of stock options within 60 days of March 24, 2026 and 1,389 shares of common stock issuable pursuant to vesting of restricted stock units within 60 days of March 24, 2026.
(10)	Consists of 13,193 shares of common stock held by Dr. Rowinsky, 46,946 shares of common stock issuable upon the exercise of stock options within 60 days of March 24, 2026 and 1,389 shares of common stock issuable pursuant to vesting of restricted stock units within 60 days of March 24, 2026.
(11)	Consists of 14,582 shares of common stock held by Mr. Johnson, 42,923 shares of common stock issuable upon the exercise of stock options within 60 days of March 24, 2026 and 1,389 shares of common stock issuable pursuant to vesting of restricted stock units within 60 days of March 24, 2026.
(12)	Consists of 14,582 shares of common stock held by Mr. Kapur, 42,764 shares of common stock issuable upon the exercise of stock options within 60 days of March 24, 2026 and 1,389 shares of common stock issuable pursuant to vesting of restricted stock units within 60 days of March 24, 2026.
(13)	Consists of 14,582 shares of common stock held by Ms. Robertson, 39,665 shares of common stock issuable upon the exercise of stock options within 60 days of March 24, 2026 and 1,389 shares of common stock issuable pursuant to vesting of restricted stock units within 60 days of March 24, 2026.
(14)	Consists of 14,582 shares of common stock held by Dr. Tollefson, 39,582 shares of common stock issuable upon the exercise of stock options within 60 days of March 24, 2026 and 1,389 shares of common stock issuable pursuant to vesting of restricted stock units within 60 days of March 24, 2026.

(15)	Consists of 14,582 shares of common stock held by Dr. Bunn, 34,237 shares of common stock issuable upon the exercise of stock options within 60 days of March 24, 2026 and 1,389 shares of common stock issuable pursuant to vesting of restricted stock units within 60 days of March 24, 2026.
(16)	Includes 1,188,204 shares of common stock issuable upon exercise of stock options within 60 days of March 24, 2026 and 15,808 shares of common stock issuable upon vesting of restricted stock units within 60 days of March 24, 2026.

DELINQUENT SECTION 16(a) REPORTS

Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of reports filed pursuant to Section 16(a), or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2025, all executive officers, directors and greater than 10% stockholders timely complied with all applicable filing requirements of Section 16(a), with the exception of two late form 4 filings for Daniel Paterson to report the sale of shares to satisfy the payment of withholding tax liability incurred upon restricted stock unit vesting and a sale of shares pursuant to a Rule 10b5-1 trading plan.

GENERAL MATTERS

Code of Business Conduct and Ethics and Corporate Governance Guidelines

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the “Investors—Corporate Governance” section of our website, which is located at https://investor.verastem.com. In addition, we intend to post on our website all disclosures that are required by law, the rules of the SEC or Nasdaq stock market listing standards concerning any amendments to, or waivers from, any provision of the code of business conduct and ethics.

A copy of the Corporate Governance Guidelines may also be accessed free of charge by visiting the website at https://investor.verastem.com and going to the “Investors—Corporate Governance” section or by requesting a copy from the Secretary of the Company at our Needham, Massachusetts office.

Availability of Certain Documents

A copy of our 2025 Annual Report on Form 10-K has been posted on the internet along with this proxy statement. We will mail without charge, upon written request, a copy of our 2025 Annual Report on Form 10-K excluding exhibits. Please send a written request to our Secretary at:

Verastem, Inc.

117 Kendrick Street, Suite 500

Needham, MA 02494

Attention: Secretary

Only one copy of this proxy statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the proxy statement was delivered. You may make a written or oral request by sending a written notification to the Secretary of the Company at the address above, providing your name, your shared address, and the address to which we should direct the additional copy of the proxy statement. Multiple stockholders sharing an address who have received one copy of the proxy statement and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of the proxy statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices.

Stockholder Proposals and Nominations

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by our Secretary at our principal executive offices no later than the close of business on January 21, 2027.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary of the Company at Verastem, Inc., 117 Kendrick Street, Suite 500, Needham, MA 02494. To be timely for the 2027 annual meeting, the stockholder’s notice must be delivered to or mailed and received by us not more than 120 days, and not less than 90 days, before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 20 days before or 60 days after such anniversary date, we must receive the notice not more than 120 days before such meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting and the tenth day following the day on which we provide notice or public disclosure of the date of the meeting. Assuming the date of our 2026 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2026 annual meeting must notify us no earlier than January 21, 2027 and no later than February 20, 2027. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2027 annual meeting.

In addition to satisfying the requirements under the bylaws described in the immediately preceding paragraph, to comply with the universal proxy rules under the Exchange Act, any stockholder who intends to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 22, 2027. However, if the date of the 2027 annual meeting is more than 30 days before or after the anniversary of the date of the Annual Meeting, then such notice must be delivered by the later of (x) the 10th day following the day we first publicly announce the date of the 2027 annual meeting and (y) the date which is 60 days prior to the date of the 2027 annual meeting.

Communications with the Board of Directors

A stockholder may send general communications to our Board of Directors, any committee of our Board of Directors or any individual director by directing such communication to the Secretary, Verastem, Inc., 117 Kendrick Street, Suite 500, Needham, Massachusetts 02494. All communications will be shared with the Lead Director, who will provide copies or summaries of such communications to the other directors as he considers appropriate.

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors

/s/ Daniel W. Paterson
Daniel W. Paterson

President and Chief Executive Officer April 9, 2026

DAPPENDIX A

VERASTEM, INC.

AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN

1.DEFINED TERMS

Exhibit A, which is incorporated by reference, defines certain terms used in the Plan and includes certain operational rules related to those terms.

2.PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock and Stock-based Awards.

3.ADMINISTRATION

The Plan will be administered by the Administrator.  The Administrator has discretionary authority, subject only to the express provisions of the Plan, to administer and interpret the Plan and any Awards; to determine eligibility for and grant Awards; to determine the exercise price, base value from which appreciation is measured, or purchase price, if any, applicable to any Award, to determine, modify, accelerate or waive the terms and conditions of any Award; to determine the form of settlement of Awards (whether in cash, shares of Stock, other Awards, other property or a combination thereof); to prescribe forms, rules and procedures relating to the Plan and Awards; and to otherwise do all things necessary or desirable to carry out the purposes of the Plan or any Award.  Determinations of the Administrator made with respect to the Plan or any Award are conclusive and bind all persons.

4.SHARE POOL; LIMITS ON AWARDS
(a)Number of Shares.  Subject to adjustment as provided in Section 7(b) below, the maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is (i) 16,752,444 shares of Stock, plus (ii)  the number of shares of Stock underlying awards under the Prior Plans that on or after the Date of Adoption expire or terminate or are surrendered without the delivery of shares of Stock, are forfeited to or repurchased by the Company, or otherwise become available again for grant under the applicable Prior Plan, in each case, in accordance with the terms of the applicable Prior Plan (in the case of this clause (ii), which will not exceed 209,329 shares in the aggregate) (collectively, the “Share Pool”).  Up to 16,961,773 shares of Stock from the Share Pool may be delivered in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be granted under the Plan.  For purposes of this Section 4(a), the number of shares of Stock issued in satisfaction of Awards will be determined (i) by reducing the Share Pool by the number of shares of Stock withheld by the Company in payment of the exercise price or purchase price of an Award or in satisfaction of tax withholding requirements with respect to an Award; (ii) by reducing the Share Pool by the full number of shares covered by a SAR any portion of which is settled in Stock (and not only the number of shares of Stock delivered in settlement of the Award); and (iii) by increasing the Share Pool by any shares of Stock underlying Awards settled in cash or that expire, become unexercisable, terminate or are forfeited to or repurchased by the Company without the issuance (or retention, in the case of Restricted Stock or Unrestricted Stock) of Stock.  For the avoidance of doubt, the Share Pool will not be increased by any shares of Stock delivered under the Plan that are subsequently repurchased using proceeds directly attributable to Stock Option exercises.  The limits set forth in this Section 4(a) will be construed to comply with the applicable requirements of Section 422.
(b)  Substitute Awards.  The Administrator may grant Substitute Awards under the Plan.  To the extent consistent with the requirements of Section 422 and the regulations thereunder and other applicable legal requirements (including applicable stock exchange requirements), shares of Stock issued in respect of Substitute Awards will be in addition to and will not reduce the Share Pool.  Notwithstanding the foregoing or anything in Section 4(a) above to the contrary, if any Substitute Award is settled in cash or expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the issuance (or retention, in the case of Restricted Stock or Unrestricted Stock) of Stock, the shares of Stock previously subject to such Award will not increase the Share Pool or otherwise be available for future issuance under the Plan.  The Administrator will determine the extent to which the terms and conditions of the Plan apply to Substitute Awards, if at all.
(c)Type of Shares.  Stock delivered by the Company under the Plan may be authorized but unissued Stock, treasury Stock or previously issued Stock acquired by the Company.  No fractional shares of Stock will be delivered under the Plan.
(d)Director Limits.  The aggregate value of all compensation granted or paid to any Director with respect to any calendar year, including Awards granted under the Plan and cash fees or other compensation paid by the Company to such Director outside of the Plan, in each case for his or her services as a Director during such calendar year, may not exceed $750,000 in the aggregate ($1,000,000 in the aggregate with respect to a Director’s first calendar year of service on the Board), calculating the value of any Awards based on their grant date fair value in accordance with the Accounting Rules, assuming a maximum payout.  For the avoidance of doubt, the limitation in this Section 4(d) will not apply to any compensation granted or paid to a Director for his or her services to the Company or a subsidiary other than as a Director, including, without limitation, as a consultant or advisor to the Company or a subsidiary.
5.ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among Employees and Directors of, and consultants and advisors to, the Company and its subsidiaries.  Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.  Eligibility for Stock Options, other than ISOs, and SARs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Award to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations.

6.RULES APPLICABLE TO AWARDS
(a)All Awards.
(1)Award Provisions.  The Administrator will determine the terms and conditions of all Awards, subject to the limitations provided herein.  No term of an Award shall provide for automatic “reload” grants of additional Awards upon the exercise of an Option or SAR. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms and conditions of the Award and the Plan.  Notwithstanding any provision of the Plan to the contrary, Substitute Awards may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.
(2)Term of Plan.  No Awards may be made after ten years from the Restatement Date, but previously granted Awards may continue beyond that date in accordance with their terms.
(3)Transferability.  Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an ISO or Awards subject to Section 409A, pursuant to a qualified domestic relations order, and, during the life of a Participant, shall be exercisable only by the Participant; provided, however, except with respect to ISOs or Awards subject to Section 409A, that the Administrator may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act, for the registration of the sale of the Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award and the Plan.  References to a Participant, to the extent relevant in the context, shall include references to permitted transferees.  For the avoidance of doubt, nothing contained in this Section 6(a)(3) shall be deemed to restrict a transfer to the Company.

(4)Vesting; Exercisability. The Administrator will determine the time or times at which an Award vests or becomes exercisable and the terms and conditions on which a Stock Option or SAR remains exercisable.  Without limiting the foregoing, the Administrator may at any time accelerate the vesting and/or exercisability of an Award (or any portion thereof), regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration.  Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:
(A)Except as provided in (B) and (C) below, immediately upon the cessation of the Participant’s Employment, each Stock Option and SAR (or portion thereof) that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and each other Award that is then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not then vested, will be forfeited.
(B)Subject to (C) and (D) below, each vested and unexercised Stock Option and SAR (or portion thereof) held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months following such cessation of Employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.  Notwithstanding the foregoing, if the Participant violates the non-competition, non-solicitation or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise any Stock Option and/or SAR held by the Participant shall terminate immediately upon such violation.
(C)Subject to (D) below, each vested and unexercised Stock Option and SAR (or portion thereof) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment due to his or her death or by the Company due to his or her Disability, to the extent then exercisable, will remain exercisable for the lesser of (i) the one-year period ending on the first anniversary of such cessation of Employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.
(D)All Awards (whether or not vested or exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause (in each case, without regard to the lapsing of any required notice or cure periods in connection therewith).
(5)Recovery of Compensation.  The Administrator may provide in any case that any outstanding Award (whether or not vested or exercisable), the proceeds from the exercise or disposition of any Award or Stock acquired under any Award, and any other amounts received in respect of any Award or Stock acquired under any Award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted is not in compliance with any provision of the Plan or any applicable Award or any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment or other restrictive covenant by which he or she is bound.  Each Award will be subject to any policy of the Company or any of its subsidiaries that relates to trading on non-public information and permitted transactions and other limitations with respect to shares of Stock, including limitations on hedging and pledging and stock ownership guidelines.  In addition, each Award will be subject to any policy or policies of the Company or any of its affiliates that provides for forfeiture, disgorgement, or clawback with respect to incentive compensation that includes Awards under the Plan and will be further subject to forfeiture and disgorgement to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Exchange Act.  Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees (or will be deemed to have agreed) to the terms of this Section 6(a)(5) and to any clawback, recoupment or similar policy or policies of the Company or any of its subsidiaries and further agrees (or will be deemed to have further agreed) to cooperate fully with the Administrator, and to cause any and all permitted transferees of the

Participant to cooperate fully with the Administrator, to effectuate any forfeiture or disgorgement described in this Section 6(a)(5).  Neither the Administrator nor the Company nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 6(a)(5).
(6)Taxes.  The grant of an Award and the issuance, delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon the full satisfaction by the Participant of all tax and other withholding requirements with respect to the Award.  The Administrator will prescribe such rules for the withholding of taxes and other amounts with respect to any Award as it deems necessary.  Without limitation to the foregoing, the Company or any affiliate of the Company will have the authority and the right to deduct or withhold (by any means set forth herein or in an Award agreement), or require a Participant to remit to the Company or an affiliate of the Company, an amount sufficient to satisfy all U.S. and non-U.S. federal, state and local income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and any Award hereunder and legally applicable to the Participant and required by law to be withheld (including, any amount deemed by the Company, in its discretion, to be an appropriate charge to the Participant even if legally applicable to the Company or any affiliate of the Company).  The Administrator, in its sole discretion, may hold back shares of Stock from an Award or permit a Participant to tender previously-owned shares of Stock in satisfaction of tax or other withholding requirements (but not in excess of the maximum withholding amount consistent with the Award being subject to equity accounting treatment under the Accounting Rules).  Any amounts withheld pursuant to this Section 6(a)(6) will be treated as though such amounts had been paid directly to the applicable Participant.  In addition, the Company may, to the extent permitted by law, deduct any such tax and other withholding amounts from any payment of any kind otherwise due to a Participant from the Company or any of its affiliates.
(7)Dividend Equivalents.  The Administrator may provide for the payment of amounts (on terms and subject to such conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award; provided, however, that (a) dividends or dividend equivalents relating to an Award that, at the dividend payment date, remains subject to a risk of forfeiture (whether service-based or performance-based) shall be subject to the same risk of forfeiture as applies to the underlying Award and (b) no dividends or dividend equivalents shall be payable with respect to Stock Options or SARs.  Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the applicable requirements of Section 409A.
(8)Rights Limited.  Nothing in the Plan or any Award will be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or any of its subsidiaries, or any rights as a stockholder except as to shares of Stock actually delivered under the Plan.  The loss of existing or potential profit in any Award will not constitute an element of damages in the event of a termination of a Participant’s Employment for any reason, even if the termination is in violation of an obligation of the Company or any of its subsidiaries to the Participant.
(9)Coordination with Other Plans. Shares of Stock and/or Awards under the Plan may be issued or granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or any of its subsidiaries.  For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or any of its subsidiaries may be settled in Stock (including, without limitation, Unrestricted Stock) under the Plan if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the Share Pool in accordance with the rules set forth in Section 4).
(10)Section 409A.
(A)Without limiting the generality of Section 11(b) hereof, each Award will contain such terms as the Administrator determines and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

(B)Notwithstanding anything to the contrary in the Plan or any Award agreement, the Administrator may unilaterally amend, modify or terminate the Plan or any outstanding Award, including, without limitation, changing the form of the Award, if the Administrator determines that such amendment, modification or termination is necessary or desirable to avoid the imposition of an additional tax, interest or penalty under Section 409A.
(C)If a Participant is determined on the date of the Participant’s termination of Employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the first business day following the expiration of the six-month period measured from the date of such “separation from service” and (ii) the date of the Participant’s death (the “Delay Period”).  Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 6(a)(10)(C) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid, without interest, on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award agreement.
(D)For purposes of Section 409A, each payment made under the Plan or any Award will be treated as a separate payment.
(E)With regard to any payment considered to be nonqualified deferred compensation under Section 409A, to the extent applicable, that is payable upon a change in control of the Company or other similar event, to the extent required to avoid the imposition of any additional tax, interest or penalty under Section 409A, no amount will be payable unless such change in control constitutes a “change in control event” within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.
(b)Stock Options and SARs.
(1)Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise in a form acceptable to the Administrator that is signed by the appropriate person and accompanied by any payment required under the Award.  The Administrator may limit or restrict the exercisability of any Stock Option or SAR in its discretion, including in connection with any Covered Transaction.  Any attempt to exercise a Stock Option or SAR by any person other than the Participant will not be given effect unless the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.
(2)Exercise Price.  The exercise price (or the base value from which appreciation is to be measured) per share of each Award requiring exercise must be no less than 100% (in the case of an ISO granted to a 10-percent stockholder within the meaning of Section 422(b)(6) of the Code, 110%) of the Fair Market Value of a share of Stock, determined as of the date of grant of the Award, or such higher amount as the Administrator may determine in connection with the grant.
(3)Payment of Exercise Price.  Where the exercise of an Award (or portion thereof) is to be accompanied by a payment, payment of the exercise price must be made by cash or check acceptable to the Administrator or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of previously acquired unrestricted shares of Stock, or the withholding of unrestricted shares of Stock otherwise deliverable upon exercise, in either case, that have a Fair Market Value equal to the exercise price; (ii) through a broker-assisted cashless exercise program acceptable to the Administrator; (iii) by other means acceptable to the Administrator; or (iv) by any combination of the foregoing permissible forms of payment.  The delivery of previously acquired shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(4)Maximum Term.  The maximum term of a Stock Option or a SAR must not exceed 10 years from the date of grant (or five years from the date of grant in the case of an ISO granted to a 10-percent stockholder described in Section 6(b)(2) above).
(5)No Repricing.  Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) or as otherwise contemplated by Section 7 below, the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs; (ii) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs that have an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs; or (iii) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.
7.EFFECT OF CERTAIN TRANSACTIONS
(a)Mergers, etc. Except as otherwise expressly provided in an Award or other agreement or by the Administrator, the following provisions will apply in the event of a Covered Transaction:
(1)Assumption or Substitution.  If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for (i) the assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) the grant of new awards in substitution therefor by the acquirer, successor or survivor or an affiliate of the acquirer, successor or survivor.
(2)Cash-Out of Awards; Conversion to Liquidation Proceeds. Subject to Section 7(a)(5) below, the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof (including only the vested portion thereof, with the unvested portion terminating without payment due as provided in Section 7(a)(4) below), equal in the case of each applicable Award or portion thereof to the excess, if any, of (i) the fair market value of one share of Stock multiplied by the number of shares of Stock subject to the Award or such portion, minus (ii) the aggregate exercise or purchase price, if any, of such Award or such portion thereof (or, in the case of a SAR, the aggregate base value above which appreciation is measured), in each case, on such payment and other terms and subject to such conditions (which need not be the same as the terms and conditions applicable to holders of Stock generally), as the Administrator determines, including that any amounts paid in respect of such Award in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate.  For the avoidance of doubt, if the per share exercise or purchase price (or base value) of an Award or portion thereof is equal to or greater than the fair market value of one share of Stock, such Award or portion may be cancelled with no payment due hereunder or otherwise in respect thereof.  Subject to Section 7(a)(5) below, in connection with a liquidation or dissolution of the Company, the Administrator may provide for some or all Awards to convert into the right to receive liquidation proceeds, on such payment and other terms and subject to such conditions (which need not be the same as the terms and conditions applicable to holders of Stock generally), as the Administrator determines.
(3)Acceleration of Certain Awards. Subject to Section 7(a)(5) below, the Administrator may provide that any Award requiring exercise will become exercisable, in full or in part, and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated, in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following the exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.
(4)Termination of Awards upon Consummation of Covered Transaction.  Except as the Administrator may otherwise determine, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) immediately upon the consummation of the Covered Transaction, other than (i) any Award that is assumed, continued or substituted for pursuant to Section 7(a)(1) above and (ii) any Award that by its terms, or as a result of action taken by the Administrator, continues following the Covered Transaction.

(5)Additional Limitations.  Any share of Stock and any cash or other property or other award delivered pursuant to Section 7(a)(1), Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate, including to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction.  For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or an acceleration under Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition.  In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.
(6)Uniform Treatment.  For the avoidance of doubt, the Administrator need not treat Participants or Awards (or portions thereof) in a uniform manner, and may treat different Participants and/or Awards differently, in connection with a Covered Transaction.
(b)Changes in and Distributions with Respect to Stock.
(1)Basic Adjustment Provisions.  In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization, reclassification of shares, spin-off, dividend or distribution to holders of Stock other than an ordinary cash dividend, or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of the Accounting Rules, the Administrator shall make appropriate adjustments to the Share Pool, and shall make appropriate adjustments to the number and kind of shares of stock or securities underlying Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change.  Without limiting the generality of the foregoing, in the event the Company effects a split of the Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Stock Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises a Stock Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Stock acquired upon such Stock Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
(2)Certain Other Adjustments.  The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Sections 7(a) and 7(b)(1) above, or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan or any Award.
(3)Continuing Application of Plan Terms.  References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.
8.LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived.  The Company may require, as a condition to the exercise of an Award or the delivery of shares of Stock under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act or any applicable state or non-U.S. securities law.  Any Stock delivered under the Plan will be evidenced in such manner as the Administrator determines appropriate, including book-entry registration or delivery of stock certificates.  In the event that the Administrator determines that stock certificates will be issued in connection with Stock issued under the Plan, the Administrator may require that such certificates bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending the lapse of the applicable restrictions.

9.AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by applicable law, and may at any time terminate the Plan as to any future grants of Awards; provided, however, that except as otherwise expressly provided in the Plan or the applicable Award, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so in the Plan or at the time the applicable Award was granted.  Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by applicable law (including the Code) or stock exchange requirements, as determined by the Administrator.  For the avoidance of doubt, without limiting the Administrator’s rights hereunder, no adjustment to any Award pursuant to the terms of Section 7 or Section 12 hereof will be treated as an amendment requiring a Participant’s consent.

10.OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not affect the right of the Company or any of its subsidiaries to grant any person bonuses or other compensation in addition to Awards under the Plan.

11.MISCELLANEOUS
(a)Waiver of Jury Trial.  By accepting or being deemed to have accepted an Award under the Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan or any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees (or will be deemed to have agreed) that any such action, proceedings or counterclaim will be tried before a court and not before a jury.  By accepting (or being deemed to have accepted) an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.  Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit any dispute arising under the terms of the Plan or any Award to binding arbitration or as limiting the ability of the Company to require any individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.
(b)Limitation of Liability.  Notwithstanding anything to the contrary in the Plan or any Award, none of the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other person by reason of any acceleration of income, any additional tax, or any penalty, interest or other liability asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to any Award.
(c)Unfunded Plan.  The Company’s obligations under the Plan are unfunded, and no Participant will have any right to specific assets of the Company in respect of any Award.  Participants will be general unsecured creditors of the Company with respect to any amounts due or payable under the Plan.
12.ESTABLISHMENT OF SUB-PLANS

The Administrator may at any time and from time to time (including before or after an Award is granted) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan for Participants based outside of the U.S. and/or subject to the laws of countries other than the U.S., including by establishing one or more sub-plans, supplements or appendices under the Plan or any Award agreement for the purpose of complying or facilitating compliance with non-U.S. laws or taking advantage of tax favorable treatment or for any other legal or administrative reason determined by the Administrator.  Any such sub-plan, supplement or appendix may contain, in each case, (i) such limitations on the Administrator’s discretion under the Plan and (ii) such additional or different terms and conditions, as the Administrator deems necessary or desirable and will be deemed to be part of the Plan but will apply only to Participants within the group to which the sub-plan, supplement or appendix applies (as determined by the Administrator); provided, however, that no sub-plan, supplement or appendix, rule or regulation established pursuant to this provision shall increase the Share Pool.

13.GOVERNING LAW
(a)Certain Requirements of Corporate Law.  Awards and shares of Stock will be granted, issued and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case, as determined by the Administrator.
(b)Other Matters.  Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 above or as provided in Section 13(a) above, the domestic substantive laws of the Commonwealth of Massachusetts govern the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
(c)Jurisdiction.  Subject to Section 11(a) above, by accepting (or being deemed to have accepted) an Award, each Participant agrees or will be deemed to have agreed to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (ii) not commence any suit, action or other proceeding arising out of or based upon the Plan or any Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts; and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or any Award or the subject matter thereof may not be enforced in or by such court.

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EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, have the meanings and are subject to the provisions set forth below:

“Accounting Rules”:  Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.

“Administrator”: The Compensation Committee, except that the Board may at any time act in the capacity of the Administrator (including with respect to such matters that are not delegated to the Compensation Committee by the Board (whether pursuant to committee or charter), if applicable).  The Compensation Committee (or the Board) may delegate (i) to one or more of its members (or one or more other members of the Board) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by applicable law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate.  For purposes of the Plan, the term “Administrator” will include the Board, the Compensation Committee, and the person or persons delegated authority under the Plan to the extent of such delegation, as applicable.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Awards (other than Awards described in (i) through (vi) above) that are convertible into or otherwise based on Stock.

“Board”:  The Board of Directors of the Company.

“Cause”: In the case of any Participant who is party to an employment, change of control or severance-benefit agreement that contains a definition of “Cause,” the definition set forth in such agreement applies with respect to such Participant for purposes of the Plan for so long as such agreement is in effect.  In every other case, “Cause” means, as determined by the Administrator, (i) the Participant’s material failure to perform (other than by reason of disability), or substantial negligence in the performance of, the Participant’s duties and responsibilities to the Company or any of its affiliates; (ii) the Participant’s material breach of the Plan, any Award agreement or any other agreement between the Participant and the Company or any of its affiliates; (iii) the Participant’s commission of, or plea of nolo contendere to, a felony or other crime involving moral turpitude; or (iv) other conduct by the Participant that is or could reasonably be expected to be materially harmful to the business interests or reputation of the Company or any of its affiliates.

“Change of Control”:  Any of (i) the acquisition of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of securities of the Company representing a majority or more of the combined voting power of the Company’s then outstanding securities, other than an acquisition of securities for investment purposes pursuant to a bona fide financing of the Company; (ii) a merger or consolidation of the Company with any other corporation in which the holders of the voting securities of the Company prior to the merger or consolidation do not own more than 50% of the total voting securities of the surviving corporation; or (iii) the sale or disposition by the Company of all or substantially all of the Company’s assets other than a sale or disposition of assets to an affiliate of the Company or a holder of securities of the Company.

“Code”:  The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Company”:  Verastem, Inc., a Delaware corporation.

“Compensation Committee”: The Compensation Committee of the Board.

“Covered Transaction”: Any of (i) a merger or consolidation of the Company with or into another entity as a result of which all of the Stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled; (ii) a transfer or disposition of all the Stock for cash, securities or other property pursuant to a share exchange or other transaction; (iii) a liquidation or dissolution of the Company; (iv) a sale or transfer of all or substantially all the Company’s assets; or (v) any other transaction the Administrator determines to be a Covered Transaction.  Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Date of Adoption”:  The earlier of the date the Plan was originally approved by the Company’s stockholders or adopted by the Board, as determined by the Committee.

“Director”:  A member of the Board who is not an Employee.

“Disability”:  In the case of any Participant who is party to an employment, change of control or severance-benefit agreement that contains a definition of “Disability” (or a corollary term), the definition set forth in such agreement applies with respect to such Participant for purposes of the Plan for so long as such agreement is in effect.  In every other case, “Disability” means, as determined by the Administrator, a Participant’s total and permanent disability within the meaning of Section 22(e)(3) of the Code.

“Employee”: Any person who is employed by the Company or any of its subsidiaries.

“Employment”:  A Participant’s employment or other service relationship with the Company or any of its subsidiaries.  Employment will be deemed to continue, unless the Administrator otherwise determines, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to, the Company or any of its subsidiaries.  If a Participant’s employment or other service relationship is with any subsidiary of the Company and that entity ceases to be a subsidiary of the Company, the Participant’s Employment will be deemed to have terminated when the entity ceases to be a subsidiary of the Company unless the Participant transfers Employment to the Company or one of its remaining subsidiaries.  Notwithstanding the foregoing, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations, after giving effect to the presumptions contained therein) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations.  The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred.  Any such written election will be deemed a part of the Plan.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended.

“Fair Market Value”:  As of a particular date, (i) the closing price for a share of Stock reported on the Nasdaq Stock Market (or any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 422 and Section 409A to the extent applicable.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422.

“NSO”:  A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”:  An Award subject to performance vesting conditions, which may include Performance Criteria.

“Performance Criteria”:  Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award.  A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result or avoidance of loss and may be applied to a Participant individually, or to a business unit or division of the Company or to the Company as a whole.  A Performance Criterion may also be based on individual performance and/or subjective performance criteria.  The Administrator may provide that one or more of the Performance Criteria applicable to such Award will be adjusted in a manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”:  This Verastem, Inc. Amended and Restated 2021 Equity Incentive Plan, as from time to time amended and in effect.

“Prior Plans”:  The Verastem, Inc. Amended and Restated 2012 Incentive Plan and the Verastem, Inc. 2010 Equity Incentive Plan, as amended.

“Restatement Date”: [May 21], 2026

“Restricted Stock”: Stock subject to restrictions requiring that it be forfeited, redelivered or offered for sale to the Company if specified performance or other vesting conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or of cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”:  A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code and the regulations thereunder.

“Section 422”: Section 422 of the Code and the regulations thereunder.

“Securities Act”:  The Securities Act of 1933, as amended.

“Stock”: Common stock of the Company, par value $0.01 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Substitute Award”:  An Award granted under the Plan in substitution for one or more equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition.

“Unrestricted Stock”:  Stock not subject to any restrictions under the terms of the Award.

Appendix b

VERASTEM, INC.

AMENDED AND RESTATED

2018 EMPLOYEE STOCK PURCHASE PLAN

1)Defined Terms

Exhibit A, which is incorporated by reference, defines certain terms used in the Plan and sets forth certain operational rules related to those terms.

2)Purpose of Plan

The Plan is intended to enable Eligible Employees to use payroll deductions to purchase shares of Stock in offerings under the Plan and thereby acquire an interest in the future of the Company.  The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 and to be exempt from the application and requirements of Section 409A of the Code and is to be construed accordingly.

3)Options to Purchase Stock

Subject to adjustment pursuant to Section 16) of the Plan, the maximum aggregate number of shares of Stock available for purchase under the Plan to Eligible Employees will be 5,032,893 shares.  The shares of Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock, treasury Stock, or Stock acquired in an open-market transaction.  If any Option granted under the Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of Stock subject to such Option will again be available for purchase pursuant to the exercise of Options under the Plan.  If, on an Exercise Date, the total number of shares of Stock that would otherwise be subject to Options granted under the Plan exceeds the number of shares then available under the Plan (after deduction of all shares for which Options have been exercised or are then outstanding), the Administrator shall make a pro rata allocation of the shares remaining available for purchase under the Plan in as uniform a manner as shall be practicable and as it shall determine to be equitable.  In such event, the Administrator shall notify each Participant of such reduction and of the effect on the Participant’s Options and may reduce the rate of payroll deductions, if necessary.

4)Eligibility
a)	Eligibility Requirements. Subject to Section 13) of the Plan and the exceptions and limitations set forth in Sections 1.b), 4(c) and 6) of the Plan, or as may be provided elsewhere in the Plan, each Employee (i) who is employed by the Company or a Designated Subsidiary, as applicable, on the first day of an Option Period, (ii) whose customary Employment with the Company or a Designated Subsidiary, as applicable, is for more than five (5) months per calendar year and (iii) who customarily works twenty (20) hours or more per week shall be considered an Eligible Employee.
b)	Five Percent Shareholders. No Employee may be granted an Option under the Plan if, immediately after the Option is granted, the Employee would own (or pursuant to Section 424(d) of the Code would be deemed to own) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Stock of the Company or of its Parent or Subsidiaries, if any.
c)	Additional Requirements. The Administrator may, for Option Periods that have not yet commenced, establish additional or different eligibility requirements not inconsistent with Section 423.
5)Option Periods

The Plan will generally be implemented by a series of separate offerings referred to as “Option Periods.”  Unless otherwise determined by the Administrator, the Option Periods will be successive periods of approximately six (6) months commencing on the first Business Day in January and July of each year, anticipated to be on or around January 1 and July 1, and ending approximately six (6) months later on the last Business Day in June or December, as applicable, of each year, anticipated to be on or around June 30 and December 31.  The last Business Day of each Option Period will be an “Exercise Date.”  The Administrator may change the Exercise Date, the commencement date, the ending date and the duration of each Option Period to the extent permitted by Section 423; provided, however, that no Option may be exercised after 27 months from its grant date.

6)Option Grant

Subject to the limitations set forth in Sections 4) and 10) of the Plan and the Maximum Share Limit, on the first day of an Option Period, each Participant automatically will be granted an Option to purchase shares of Stock on the Exercise Date; provided, however, that no Participant will be granted an Option under the Plan that permits the Participant’s right to purchase shares of Stock under the Plan and under all other employee stock purchase plans of the Company and its Parent and Subsidiaries, if any, to accrue at a rate that exceeds $25,000 in Fair Market Value (or such other maximum as may be prescribed from time to time by the Code) for each calendar year during which any Option granted to such Participant is outstanding at any time, as determined in accordance with Section 423 of the Code.

7)Method of Participation
a)	Payroll Deduction and Participation Authorization. To participate in an Option Period, an Eligible Employee must execute and deliver to the Administrator a payroll deduction and participation authorization form in accordance with the procedures prescribed by, and in a form acceptable to, the Administrator and, in so doing, the Eligible Employee will thereby become a Participant as of the first day of such Option Period. Such an Eligible Employee will remain a Participant with respect to subsequent Option Periods until his or her participation in the Plan is terminated as provided herein. Such payroll deduction and participation authorization must be delivered not later than five (5) Business Days prior to the first day of an Option Period, or such other time as specified by the Administrator.
b)	Changes to Payroll Deduction Authorization for Subsequent Option Periods. A Participant’s payroll deduction authorization will remain in effect for subsequent Option Periods unless the Participant files a new authorization not later than five (5) Business Days prior to the first day of the subsequent Option Period (or such other time as specified by the Administrator) or the Participant’s Option is cancelled pursuant to Section 13) or 14) of the Plan.
c)	Changes to Payroll Deduction Authorization for Current Option Period. During an Option Period, a Participant’s payroll deduction authorization may not be increased or decreased, except that a Participant may terminate his or her payroll deduction authorization by canceling his or her Option in accordance with Section 13) of the Plan.
d)	Payroll Deduction Percentage. Each payroll deduction authorization will authorize payroll deductions as a whole percentage from one (1) to ten (10) percent of the employee’s Eligible Compensation per payroll period.
e)	Payroll Deduction Account. All payroll deductions made pursuant to this Section 7) will be credited to the Participant’s Account. Amounts credited to a Participant’s Account will not be required to be set aside in trust or otherwise segregated from the Company’s general assets.
8)Method of Payment

A Participant must pay for shares of Stock purchased under the Plan with accumulated payroll deductions credited to the Participant’s Account, unless otherwise provided by the Administrator under a sub-plan or separate offering for a non-U.S. Designated Subsidiary.

9)Purchase Price

The Purchase Price of shares of Stock issued pursuant to the exercise of an Option on each Exercise Date will be eighty-five percent (85%) (or such greater percentage specified by the Administrator to the extent permitted under Section 423) of the lesser of (a) the Fair Market Value of a share of Stock on the date on which the Option was granted pursuant to Section 6) of the Plan (i.e., the first day of the Option Period) and (b) the Fair Market Value of a share of Stock on the date on which the Option is deemed exercised pursuant to Section 10) of the Plan (i.e., the Exercise Date).

10)Exercise of Options
a)	Purchase of Shares. Subject to the limitations set forth in Section 6) of the Plan and this Section 10), with respect to each Option Period, on the applicable Exercise Date, each Participant will be deemed to have exercised his or her Option and the accumulated payroll deductions in the Participant’s Account will be applied to purchase the greatest number of shares of Stock (rounded down to the nearest whole share) that can be purchased with such Account balance at the applicable Purchase Price; provided, however, that no more than 5,000 shares of Stock may be purchased by a Participant on any Exercise Date, or such lesser number as the Administrator may prescribe in accordance with Section 423 (the “Maximum Share Limit”). As soon as practicable thereafter, shares of Stock so purchased will be placed, in book-entry form, into a record keeping account in the name of the Participant. No fractional shares will be purchased pursuant to the exercise of an Option under the Plan; any accumulated payroll deductions in a Participant’s Account that are not sufficient to purchase a whole share will be retained in the Participant’s Account for the subsequent Option Period, subject to earlier withdrawal by the Participant as provided in Section 13 hereof.
b)	Return of Account Balance. Except as provided in Section 1.a) with respect to fractional shares, any amount of payroll deductions in a Participant’s Account that are not used for the purchase of shares of Stock, whether because of the Participant’s withdrawal from participation in an Option Period or for any other reason, will be returned to the Participant (or his or her designated beneficiary or legal representative, as applicable), without interest, as soon as administratively practicable after such withdrawal or other event, as applicable. If the Participant’s accumulated payroll deductions on the Exercise Date of an Option Period would otherwise enable the Participant to purchase shares of Stock in excess of the Maximum Share Limit or the maximum Fair Market Value set forth in Section 6) of the Plan, the excess of the amount of the accumulated payroll deductions over the aggregate Purchase Price of the shares of Stock actually purchased will be returned to the Participant, without interest, as soon as administratively practicable after such Exercise Date.
11)Interest

No interest will be payable on any amount held in the Account of any Participant.

12)Taxes

Payroll deductions will be made on an after-tax basis.  The Administrator will have the right to make such provision as it deems necessary for, and may condition the exercise of an Option on, the satisfaction of its obligations to withhold federal, state, local income or other taxes incurred by reason of the purchase or disposition of shares of Stock under the Plan.  In the Administrator’s discretion and subject to applicable law, such tax obligations may be paid in whole or in part by delivery of shares of Stock to the Company, including shares of Stock purchased under the Plan, valued at Fair Market Value, but not in excess of the minimum statutory amounts required to be withheld.

13)Cancellation and Withdrawal
a)	Cancellation of Payroll Deduction Authorization and Withdrawal from Plan. A Participant who holds an Option under the Plan may cancel all (but not less than all) of his or her Options and terminate his or her payroll deduction authorization by notice delivered to the Administrator in accordance with the procedures prescribed by, and in a form acceptable to, the Administrator. To be effective with respect to an upcoming Exercise Date, such cancellation notice must be delivered not later than ten (10) Business Days prior to such

Exercise Date (or such other time as specified by the Administrator). Upon such termination and cancellation, the balance in the Participant’s Account will be returned to the Participant, without interest, as soon as administratively practicable thereafter. For the avoidance of doubt, a Participant who reduces to 0% his or her withholding rate for a future Option Period pursuant to Section 7) of the Plan, will be deemed to have terminated his or her payroll deduction authorization and canceled his or her participation in future Option Periods, unless the Participant delivers a new payroll deduction authorization for a subsequent Option Period in accordance with the rules of Section 1.b) of the Plan.
b)	401(k) Hardship Withdrawal. To the extent a suspension of contributions is required by a 401(k) Plan, a Participant who makes a hardship withdrawal from such 401(k) Plan will be deemed to have terminated his or her payroll deduction authorization for subsequent payroll dates relating to the then current Option Period as of the date of such hardship withdrawal and amounts accumulated in the Participant’s Account as of such date will be returned to the Participant, without interest, as soon as administratively practicable thereafter. An Employee who has made a hardship withdrawal from a 401(k) Plan will not be permitted to participate in the Plan until the first Option Period commencing after the suspension of contributions ceases to apply to the Employee.
14)Termination of Employment; Death of Participant

Upon the termination of a Participant’s employment with the Company or a Designated Subsidiary, as applicable, for any reason (including the death of a Participant during an Option Period prior to an Exercise Date) or in the event the Participant ceases to qualify as an Eligible Employee, the Participant will cease to be a Participant, any Option held by the Participant under the Plan will be canceled, the balance in the Participant’s Account will be returned to the Participant (or his or her estate or designated beneficiary in the event of the Participant’s death), without interest, as soon as administratively practicable thereafter, and the Participant will have no further rights under the Plan.

15)Equal Rights; Participant’s Rights Not Transferable

All Participants granted Options in an offering under the Plan will have the same rights and privileges, consistent with the requirements set forth in Section 423.  Any Option granted under the Plan will be exercisable during the Participant’s lifetime only by him or her and may not be sold, pledged, assigned, or transferred in any manner.  In the event any Participant violates or attempts to violate the terms of this Section 15), as determined by the Administrator in its sole discretion, any Options held by the Participant under the Plan may be terminated by the Company and, upon the return to the Participant of the balance of his or her Account, without interest, all of the Participant’s rights under the Plan will terminate.

16)Change in Capitalization; Corporate Transaction
a)	Change in Capitalization. In the event of any change in the outstanding Stock by reason of a stock dividend, stock split, reverse stock split, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares of Stock available under the Plan, the number and type of shares of Stock granted under any outstanding Options, the Maximum Share Limit and the purchase price per share of Stock under any outstanding Option will be appropriately adjusted; provided, that any such adjustment shall be made in a manner that complies with Section 423.
b)	Corporate Transaction. In the event of a sale of all or substantially all of the Stock or a sale of all or substantially all of the assets of the Company, or a merger or similar transaction in which the Company is not the surviving corporation or that results in the acquisition of the Company by another person, the Administrator may, in its discretion, (i) if the Company is merged with or acquired by another corporation, provide that each outstanding Option will be assumed or exchanged for a substitute Option granted by the acquiror or successor corporation or by a parent or subsidiary of the acquiror or successor corporation, (ii) cancel each outstanding Option and return the balances in Participants’ Accounts to the Participants, and/or (iii) pursuant to Section 18) of the Plan, terminate the Option Period on or before the date of the proposed sale, merger or similar transaction.

17)Administration of Plan

The Plan will be administered by the Administrator, which will have the authority to interpret the Plan, determine eligibility under the Plan, prescribe forms, rules and procedures relating to the Plan and otherwise do all things necessary or appropriate to carry out the purposes of the Plan.  All determinations and decisions by the Administrator regarding the interpretation or application of the Plan will be final and binding on all Participants and all persons.

The Administrator may specify the manner in which the Company and/or Employees are to provide notices and forms under the Plan and may require that such notices and forms be submitted electronically.

18)Amendment and Termination of Plan; Separate Offerings; Sub-Plans
a)	Amendment. The Board reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable; provided, however, that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 will have no force or effect unless approved by the shareholders of the Company within twelve (12) months before or after its adoption.
b)	Termination. The Board reserves the right at any time or times to suspend or terminate the Plan. In connection therewith, the Board may provide, in its sole discretion, either that outstanding Options will be exercisable either on the Exercise Date for the applicable Option Period or on such earlier date as the Board may specify (in which case such earlier date will be treated as the Exercise Date for the applicable Option Period), or that the balance of each Participant’s Account will be returned to the Participant, without interest.
c)	Separate Offerings; Sub-Plans. Notwithstanding the foregoing or any provision of this Plan to the contrary, consistent with the requirements of Section 423, the Administrator may, in its sole discretion, amend the terms of the Plan, or an offering, and/or provide for separate offerings under this Plan in order to, among other things, reflect the impact of local law outside of the United States as applied to one or more Eligible Employees of a Designated Subsidiary and may, where appropriate, establish one or more sub-plans to reflect such amended provisions.
19)Approvals

Shareholder approval of the Plan was obtained prior to the date that is twelve (12) months after the date of Board approval.

Notwithstanding anything herein to the contrary, the obligation of the Company to issue and deliver shares of Stock under the Plan will be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of such shares of Stock and to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with other applicable legal requirements in effect from time to time.

20)Participants’ Rights as Shareholders and Employees

A Participant will have no rights or privileges as a shareholder of the Company and will not receive any dividends in respect of any shares of Stock covered by an Option granted hereunder until such Option has been exercised, full payment has been made for such shares, and the shares have been issued to the Participant.

Nothing contained in the provisions of the Plan will be construed as giving to any Employee the right to be retained in the employ of the Company or any Designated Subsidiary or as interfering with the right of the Company or any Designated Subsidiary to discharge, promote, demote or otherwise re-assign any Employee from one position to another within the Company or any Designated Subsidiary at any time.

21)Information Regarding Disqualifying Dispositions

By electing to participate in the Plan, each Participant agrees to provide such information about any transfer of Stock acquired under the Plan that occurs within two years after the first day of the Option Period in which such Stock was acquired and within one year after the day such Stock was purchased as may be requested by the Company or any Designated Subsidiary in order to assist it in complying with applicable tax laws.

22)Governing Law

The Plan will be governed by and administered in accordance with the laws of the State of Delaware, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading and the Code, in each case as determined by the Administrator.  Except as otherwise provided under a sub-plan described in Section 18(c) of the Plan or as provided in the first sentence of this Section 22, the domestic substantive laws of Delaware govern the provisions of the Plan or any Options under the Plan or relating to the subject matter hereof or thereof without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

23)Effective Date and Term

The Plan, as amended and restated, will became effective as of        , 2026 and no rights will be granted hereunder after the earliest to occur of (a) the Plan’s termination by the Company, (b) the issuance of all shares of Stock available for issuance under the Plan or (c)            , 2036

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“401(k) Plan”:  A savings plan qualifying under Section 401(k) of the Code that is sponsored by the Company or one of its Subsidiaries for the benefit of its employees.

“Account”:  A payroll deduction account maintained in the Participant’s name on the books of the Company.

“Administrator”:  The Compensation Committee of the Board, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board, including the full Board) such of its duties, powers and responsibilities as it may determine and (ii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate.  In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

“Board”:  The Board of Directors of the Company.

“Business Day”:  Any day on which the established national exchange or trading system (including the Nasdaq Global Market) on which the Stock is traded is available and open for trading.

“Code”:  The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Company”:  Verastem, Inc., a Delaware corporation.

“Designated Subsidiary”:  A Subsidiary of the Company that has been designated by the Board or the Compensation Committee of the Board from time to time as eligible to participate in the Plan.  Any such Designated Subsidiary shall be listed by the Administrator on an exhibit to the Plan.  For the avoidance of doubt, any Subsidiary of the Company shall be eligible to be designated as a Designated Subsidiary hereunder.

“Eligible Compensation”:  Regular base salary, regular base wages and overtime payments (excluding, for the avoidance of doubt, any annual bonuses, commissions and other sales incentives, and long-term incentive payments or awards).  Eligible Compensation will not be reduced by any income or employment tax withholdings or any contributions by the Employee to a 401(k) Plan or a plan under Section 125 of the Code, but will be reduced by any contributions made on the Employee’s behalf by the Company or any Subsidiary to any deferred compensation plan or welfare benefit program now or hereafter established.

“Eligible Employee”:  Any Employee who meets the eligibility requirements set forth in Section 4) of the Plan.

“Employee”:  Any person who is employed by the Company or a Designated Subsidiary.  For the avoidance of doubt, independent contractors and consultants are not “Employees”.

“Exercise Date”:  The date set forth in Section 5) of the Plan or otherwise designated by the Administrator with respect to a particular Option Period on which a Participant will be deemed to have exercised the Option granted to him or her for such Option Period.

“Fair Market Value”:  As of a particular date, (i) the closing price for a share of Stock reported on the Nasdaq Global Market (or any other national securities exchange on which the shares are then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 422 and Section 409A of the Code to the extent applicable.

“Maximum Share Limit”:  The meaning set forth in Section 10) of the Plan.

“Option”:  An option granted pursuant to the Plan entitling the holder to acquire shares of Stock upon payment of the Purchase Price per share of Stock.

“Option Period”:  An offering period established in accordance with Section 5) of the Plan.

“Parent”: A “parent corporation” as defined in Section 424(e) of the Code.

“Participant”:  An Eligible Employee who elects to enroll in the Plan.

“Plan”:  The Verastem, Inc. Amended and Restated 2018 Employee Stock Purchase Plan, as from time to time amended and in effect.

“Purchase Price”:  The price per share of Stock with respect to an Option Period determined in accordance with Section 9) of the Plan.

“Section 423”:  Section 423 of the Code and the regulations thereunder.

“Stock”:  Common stock of the Company, par value $0.0001 per share.

“Subsidiary”:  A “subsidiary corporation” as defined in Section 424(f) of the Code.

VERASTEM, INC. 117 KENDRICK STREET, SUITE 500 NEEDHAM, MA 02494

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ______________________________
	Nominees:	◻	◻	◻
1a. Michael Bailey
1b. Brian Stuglik
1c. Karin Tollefson

The Board of Directors recommends you vote FOR proposals:							For	Against	Abstain

2.	To approve the adoption of the Company’s Amended and Restated 2021 Equity Incentive Plan						◻	◻	◻

3.	To approve the adoption of the Company’s Amended and Restated 2018 Employee Stock Purchase Plan						◻	◻	◻

4.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.						◻	◻	◻

5.	To approve an advisory vote on the compensation of the named executive officers.						◻	◻	◻

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice and Proxy Statement are available at https://materials.proxyvote.com/92337C

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VERASTEM, INC. Annual Meeting of Stockholders May 21, 2026 9:00 AM Eastern Time This proxy is solicited by the Board of Directors

Verastem, Inc., 117 Kendrick Street, Suite 500, Needham, MA 02494

Proxy Solicited by Board of Directors for Annual Meeting-Thursday May 21, 2026 at 9:00 a.m. Eastern Time

Daniel Paterson and Daniel Calkins, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers, which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Verastem, Inc. to be held on Thursday May 21, 2026 at 9:00 a.m. Eastern Time or at any postponement or adjournment thereof.

Shares represented by this proxy if properly executed will be voted as directed herein by the stockholder. If no such directions are indicated, the proxies named above will have authority to vote FOR each of the nominees, FOR Proposal No. 2 “Approval of the Amended and Restated 2021 Equity Incentive Plan”, FOR Proposal No. 3 “Approval of the Amended and Restated 2018 Employee Stock Purchase Plan”, FOR Proposal No. 4 “Ratify the Selection of Independent Registered Public Accounting Firm,” and FOR Proposal No. 5 “Approve an Advisory Vote on the Compensation of the Named Executive Officers.”

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Continued and to be signed on reverse side